Exhibit 4.1
THE GOLDMAN SACHS GROUP, INC.

DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

AS OF DECEMBER 31, 2022
The following is a description of each class of securities of The Goldman Sachs Group, Inc. (the “Company”) that is registered under Section 12 of the Securities and Exchange Act of 1934, as amended, as of December 31, 2022.
TABLE OF CONTENTS

Description of Common Stock	2
Description of the Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	5
Description of the Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	13
Description of the Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	21
Description of the Depositary Shares, Each Representing 1/1,000th Interest in a Share of 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J	29
Description of the Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	36
Description of (i) 5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II (Fully and Unconditionally Guaranteed by The Goldman Sachs Group, Inc.) and (ii) Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III (Fully and Unconditionally Guaranteed by The Goldman Sachs Group, Inc.)	43
Description of Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due March 2031 of GS Finance Corp. (Fully and Unconditionally Guaranteed by The Goldman Sachs Group, Inc.	60
Description of Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due May 2031 of GS Finance Corp. (Fully and Unconditionally Guaranteed by The Goldman Sachs Group, Inc.)	69

DESCRIPTION OF COMMON STOCK
The following is a brief description of the material terms of the Company’s common stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation and the Company’s amended and restated by-laws, which are exhibits to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.
Pursuant to the Company’s restated certificate of incorporation, the Company’s authorized capital stock consists of 4,350,000,000 shares, each with a par value of $0.01 per share, of which 4,000,000,000 shares are designated as common stock and 200,000,000 shares are designated as nonvoting common stock. All outstanding shares of common stock are validly issued, fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds.
The Company’s Shareholders’ Agreement governs, among other things, the voting of shares of common stock owned by participating managing directors of the Company. Shares of common stock subject to the Company’s Shareholders’ Agreement are called “voting shares.” Before any of the Company’s shareholders vote, a separate, preliminary vote is held by the persons covered by the Company’s Shareholders’ Agreement. In the election of directors, all voting shares will be voted in favor of the election of the director nominees receiving the highest numbers of votes cast by the covered persons in the preliminary vote. For all other matters, all voting shares will be voted in accordance with the majority of the votes cast by the covered persons in the preliminary vote.
Common Stock
Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Accordingly, the holders of a plurality of the shares of common stock voting in a contested election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of preferred stock to elect directors. In an uncontested director election, a director must receive a majority of the votes cast for or against the director to be elected.
Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of common stock, together with the holders of the nonvoting common stock, are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by the Company’s board of directors from legally available funds. Subject to the preferential rights of holders of any outstanding series of preferred stock, upon the Company’s liquidation, dissolution or winding up and after payment of all prior claims, the holders of common stock, with the shares of the common stock and the nonvoting common stock being considered as a single class for this purpose, will be entitled to receive pro rata all the Company’s assets. Holders of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for securities of the Company.
Nonvoting Common Stock
The nonvoting common stock has the same rights and privileges as, ranks equally and shares proportionately with, and is identical in all respects as to all matters to, the common stock, except that the nonvoting common stock has no voting rights other than those voting rights required by law.
Section 203 of the Delaware General Corporation Law
The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between the Company and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•prior to the stockholder becoming an interested stockholder, the board of directors of the Company must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.
The Company’s board of directors has adopted a resolution providing that the shareholders’ agreement will not create an “interested stockholder.”
Certain Anti-Takeover Matters
The Company’s restated certificate of incorporation and amended and restated by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Company’s board of directors rather than pursue non-negotiated takeover attempts. These provisions include:
Constituency Provision
In accordance with the Company’s restated certificate of incorporation, a director of the Company may (but is not required to) in taking any action (including an action that may involve or relate to a change or potential change in control of the Company), consider, among other things, the effects that the Company’s actions may have on other interests or persons (including its employees, former partners of The Goldman Sachs Group, L.P. and the community) in addition to the Company’s shareholders.
Advance Notice Requirements
The Company’s amended and restated by-laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders of the Company. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. The time periods vary depending on the nature of the proposal. The notice must contain certain information specified in the amended and restated by-laws and must otherwise comply with the amended and restated by-laws.
Limitation on Ability of Shareholders to Call Special Meetings
The Company’s restated certificate of incorporation and amended and restated by-laws provide procedures pursuant to which holders of record of not less than 25% of the voting power of outstanding shares of the Company’s common stock may call a special meeting of shareholders. The Company’s amended and restated by-laws impose certain procedural requirements on shareholders requesting such a meeting (including the provision of the same information required for shareholder proposals at annual meetings under the Company’s advance notice by-law provisions described above), as well as qualifications designed to prevent duplicative and unnecessary meetings.
No Written Consent of Shareholders
The Company’s restated certificate of incorporation requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit the Company’s shareholders to act by written consent without a meeting.
Blank Check Preferred Stock
The Company’s restated certificate of incorporation provides for 150,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of the Company, the board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the restated certificate of incorporation grants the Company’s board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of the Company.
Listing
The common stock of the Company is listed on the NYSE under the ticker symbol “GS.”

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/1,000TH INTEREST IN A SHARE OF FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES A
DESCRIPTION OF SERIES A PREFERRED STOCK
The depositary is the sole holder of the Company’s Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), and all references herein to the holders of the Series A Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series A Preferred Stock, as described below under “Description of Depositary Shares.”
The following is a brief description of the material terms of the Series A Preferred Stock. The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.
General
The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. The Series A Preferred Stock is part of a single series of the Company’s authorized preferred stock. The Company may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of the Series A Preferred Stock, up to the maximum number of authorized but unissued shares.
Shares of the Series A Preferred Stock rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock outstanding as of December 31, 2020 and at least equally to each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, the Company will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series A Preferred Stock is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of Series A Preferred Stock do not have preemptive or subscription rights to acquire more stock of the Company.
The Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company, except under certain limited circumstances described below under “— Regulatory Changes Relating to Capital Adequacy.” The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series A Preferred Stock. The Series A Preferred Stock represents non-withdrawable capital, is not a bank deposit and is not insured by the FDIC or any other governmental agency, nor is it the obligation of, or guaranteed by, a bank.
Dividends
Dividends on shares of the Series A Preferred Stock are not mandatory. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors or a duly authorized committee of the board, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 10th day of February, May, August and November of each year (each, a “dividend payment date”). These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to the greater of (1) 0.75% above LIBOR (as described below) on the related LIBOR determination date (as described below) or (2) 3.75%. In the event that the Company issues additional shares of Series A Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued.
Dividends will be payable to holders of record of Series A Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares are the same as the record dates for the Series A Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series A Preferred Stock are computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day.
For any dividend period, LIBOR shall be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period in the following manner:
•LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period.
•If the rate described above does not appear on Moneyline Telerate page 3750, LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the quotations.
•If fewer than two quotations are provided as described above, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on the second London business day immediately preceding the first day of such dividend period, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount.
•If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new dividend period will be LIBOR in effect for the prior dividend period.
Under the Federal Reserve System’s (“FRB”) final rule and the Adjustable Interest Rate Act (“LIBOR Act”), on the first London business day following June 30, 2023, LIBOR will be replaced with three-month term Secured Overnight Financing Rate (“SOFR”) plus the statutorily prescribed tenor spread.
The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.
This subsection uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:
The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
The term “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified herein or any replacement page or pages on that service.
The term “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.
The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.
Dividends on shares of Series A Preferred Stock are not cumulative. Accordingly, if the board of directors of the Company, or a duly authorized committee of the board, does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.
So long as any share of Series A Preferred Stock remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.
As used in this description of the Series A Preferred Stock, “junior stock” means any class or series of stock of the Company that ranks junior to the Series A Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company. Junior stock includes the Company’s common stock.
When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) in full upon the Series A Preferred Stock and any shares of parity stock, all dividends declared upon the Series A Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other.
As used in this description of the Series A Preferred Stock, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series A Preferred Stock shall not be entitled to participate in any such dividend.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of Series A Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.
In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Series A Preferred Stock, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this description of the Series A Preferred Stock, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company.
Redemption
The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series A Preferred Stock is currently redeemable at the Company’s option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.
If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first-class mail to the holders of record of the Series A Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series A Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC,” the Company may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series A Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable.
See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Company’s Series A Preferred Stock.
Regulatory Changes Relating to Capital Adequacy
The SEC had previously approved the application of the Company and Goldman Sachs & Co. LLC to be supervised by the SEC as a consolidated supervised entity (“CSE”) pursuant to the SEC’s rules at that time relating to CSEs (referred to as the “CSE Rules”). The Company treated the Series A Preferred Stock as allowable capital in accordance with the CSE Rules (such capital is referred to below as “Allowable Capital”).
If the regulatory capital requirements that apply to the Company change in the future, the Series A Preferred Stock may be converted, at the Company’s option and without consent of the holders, into a new series of preferred stock, subject to the limitations described below. The Company will be entitled to exercise this conversion right as follows.
If both of the following occur:
•the Company (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “regulations”) relating to the Company’s capital adequacy, which regulation (i) modifies the existing requirements for treatment as Allowable Capital, (ii) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to regulations of any governmental body having jurisdiction over the Company (or any of the Company’s subsidiaries or consolidated affiliates) and implementing capital standards published by the Basel Committee on Banking Supervision, the SEC, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any other United States national governmental body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (iii) provides for a type of capital that in the Company’s judgment (after consultation with counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (ii) or (iii) is referred to below as “Tier 1 Capital Equivalent”), and

•the Company affirmatively elects to qualify the Series A Preferred Stock for such Allowable Capital or Tier 1 Capital Equivalent treatment without any sublimit or other quantitative restriction on the inclusion of the Series A Preferred Stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such regulations, then, upon such affirmative election, the Series A Preferred Stock shall be convertible at the Company’s option into a new series of preferred stock having terms and provisions substantially identical to those of the Series A Preferred Stock, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and such limitations and restrictions thereof, as are necessary, in the Company’s judgment (after consultation with counsel of recognized standing), to comply with the Required Unrestricted Capital Provisions (defined below), provided that the Company will not cause any such conversion unless the Company determines that the rights, preferences, privileges and voting powers of such new series of preferred stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole. For example, the Company could agree to restrict its ability to pay dividends on or redeem the new series of preferred stock for a specified period or indefinitely, to the extent permitted by the terms and provisions of the new series of preferred stock, since such a restriction would be permitted in the Company’s discretion under the terms and provisions of the Series A Preferred Stock.
The Company will provide notice to holders of the Series A Preferred Stock of any election to qualify the Series A Preferred Stock for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series A Preferred Stock into a new series of preferred stock, promptly upon the effectiveness of any such election or determination. A copy of any such notice and of the relevant regulations will be on file at the Company’s principal offices and, upon request, will be made available to any stockholder.
As used above, the term “Required Unrestricted Capital Provisions” means the terms that are, in the Company’s judgment (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to applicable regulations.
Voting Rights
Except as provided below, the holders of the Series A Preferred Stock have no voting rights.
Whenever dividends on any shares of the Series A Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of the Series A Preferred Stock and any such series of voting preferred stock for at least four dividend periods, whether or not consecutive, following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).
As used in this description of the Series A Preferred Stock, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Series A Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series A Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.
If and when dividends for at least four dividend periods, whether or not consecutive, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a Nonpayment, the Company may take account of any dividend the Company elects to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
So long as any shares of Series A Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:
•amend or alter the provisions of the Company’s restated certificate of incorporation so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company;
•amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole; or
•consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;
provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock. In addition, any conversion of the Series A Preferred Stock upon the occurrence of certain regulatory events, as discussed above under “— Regulatory Changes Relating to Capital Adequacy,” will not be deemed to adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole, the Company may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series A Preferred Stock that may be defective or inconsistent; or
•to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the certificate of designations.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of the Series A Preferred Stock to effect such redemption.
DESCRIPTION OF DEPOSITARY SHARES
Please note that as used in this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.
General
The Company has issued fractional interests in shares of preferred stock in the form of depositary shares, each representing a 1/1,000th ownership interest in a share of Series A Preferred Stock and evidenced by a depositary receipt. The shares of Series A Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, the depositary and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
Dividends and Other Distributions
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of depositary shares relating to the underlying Series A Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A Preferred Stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the Company redeems the Series A Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series A Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series A Preferred Stock (or $25 per depositary share). Whenever the Company redeems shares of Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series A Preferred Stock so redeemed.
In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in such other manner determined by the depositary to be equitable. In any such case, the Company will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.
Voting the Series A Preferred Stock
When the depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series A Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depositary to vote the amount of the Series A Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series A Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series A Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.
Listing
The depositary shares are listed on the New York Stock Exchange under the ticker symbol “GS PrA.”
Form of Preferred Stock and Depositary Shares
The depositary shares are issued in book-entry form through The Depository Trust Company. The Series A Preferred Stock is issued in registered form to the depositary.

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/1,000TH INTEREST IN A SHARE OF FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES C
DESCRIPTION OF SERIES C PREFERRED STOCK
The depositary is the sole holder of the Company’s Floating Rate Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”), and all references herein to the holders of the Series C Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series C Preferred Stock, as described below under “Description of Depositary Shares.”
The following is a brief description of the material terms of the Series C Preferred Stock. The following summary of the terms and provisions of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.
General
The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. The Series C Preferred Stock is part of a single series of the Company’s authorized preferred stock. The Company may from time to time, without notice to or the consent of holders of the Series C Preferred Stock, issue additional shares of the Series C Preferred Stock, up to the maximum number of authorized but unissued shares.
Shares of the Series C Preferred Stock rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock outstanding as of December 31, 2020 and at least equally with each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series C Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, the Company will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series C Preferred Stock is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of Series C Preferred Stock do not have preemptive or subscription rights to acquire more stock of the Company.
The Series C Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company, except under certain limited circumstances described below under “— Regulatory Changes Relating to Capital Adequacy.” The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series C Preferred Stock. The Series C Preferred Stock represents non-withdrawable capital, is not a bank deposit and is not insured by the FDIC or any other governmental agency, nor is it the obligation of, or guaranteed by, a bank.
Dividends
Dividends on shares of the Series C Preferred Stock are not mandatory. Holders of Series C Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors or a duly authorized committee of the board, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 10th day of February, May, August, and November of each year (each, a “dividend payment date”). These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to the greater of (1) 0.75% above LIBOR (as described below) on the related LIBOR determination date (as described below) or (2) 4.00%. In the event that the Company issues additional shares of Series C Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued.
Dividends will be payable to holders of record of Series C Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares are the same as the record dates for the Series C Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series C Preferred Stock are computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day.
For any dividend period, LIBOR shall be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period in the following manner:
•LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period.
•If the rate described above does not appear on Moneyline Telerate page 3750, LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the quotations.
•If fewer than two quotations are provided as described above, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on the second London business day immediately preceding the first day of such dividend period, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount.
•If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new dividend period will be LIBOR in effect for the prior dividend period.
Under the FRB’s final rule and the LIBOR Act, on the first London business day following June 30, 2023, LIBOR will be replaced with three-month term SOFR plus the statutorily prescribed tenor spread.
The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.
This subsection uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:
The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
The term “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified herein or any replacement page or pages on that service.
The term “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.
The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.
Dividends on shares of Series C Preferred Stock are not cumulative. Accordingly, if the board of directors of the Company, or a duly authorized committee of the board, does not declare a dividend on the Series C Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period.
So long as any share of Series C Preferred Stock remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series C Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.
As used in this description of the Series C Preferred Stock, “junior stock” means any class or series of stock of the Company that ranks junior to the Series C Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company. Junior stock includes the Company’s common stock.
When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) in full upon the Series C Preferred Stock and any shares of parity stock, all dividends declared upon the Series C Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series C Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) bear to each other.
As used in this description of the Series C Preferred Stock, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Series C Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series C Preferred Stock shall not be entitled to participate in any such dividend.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series C Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of Series C Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series C Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.
In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series C Preferred Stock and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Company’s Series C Preferred Stock and any other shares of the Company’s stock ranking equally as to the liquidation distribution, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this description of the Series C Preferred Stock, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company.
Redemption
The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series C Preferred Stock is currently redeemable at the Company’s option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series C Preferred Stock have no right to require the redemption or repurchase of the Series C Preferred Stock.
If shares of the Series C Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series C Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series C Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC,” the Company may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series C Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series C Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
In case of any redemption of only part of the shares of the Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable.
See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Company’s Series C Preferred Stock.
Regulatory Changes Relating to Capital Adequacy
The Company was previously regulated by the SEC as a consolidated supervised entity (“CSE”) pursuant to the SEC’s rules at that time relating to CSEs (referred to as the “CSE Rules”). The Company treated the Series C Preferred Stock as allowable capital in accordance with the CSE Rules (such capital is referred to below as “Allowable Capital”).
If the regulatory capital requirements that apply to the Company change in the future, the Series C Preferred Stock may be converted, at the Company’s option and without consent of the holders, into a new series of preferred stock, subject to the limitations described below. The Company will be entitled to exercise this conversion right as follows.
If both of the following occur:
•the Company (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “regulations”) relating to the Company’s capital adequacy, which regulation (i) modifies the existing requirements for treatment as Allowable Capital, (ii) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to regulations of any governmental body having jurisdiction over the Company (or any of the Company’s subsidiaries or consolidated affiliates) and implementing capital standards published by the Basel Committee on Banking Supervision, the SEC, the Federal Reserve Board or any other United States national governmental body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (iii) provides for a type of capital that in the Company’s judgment (after consultation with counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (ii) or (iii) is referred to below as “Tier 1 Capital Equivalent”), and

•the Company affirmatively elects to qualify the Series C Preferred Stock for such Allowable Capital or Tier 1 Capital Equivalent treatment without any sublimit or other quantitative restriction on the inclusion of the Series C Preferred Stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such regulations, then, upon such affirmative election, the Series C Preferred Stock shall be convertible at the Company’s option into a new series of preferred stock having terms and provisions substantially identical to those of the Series C Preferred Stock, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and such limitations and restrictions thereof, as are necessary, in the Company’s judgment (after consultation with counsel of recognized standing), to comply with the Required Unrestricted Capital Provisions (defined below), provided that the Company will not cause any such conversion unless the Company determines that the rights, preferences, privileges and voting powers of such new series of preferred stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole. For example, the Company could agree to restrict its ability to pay dividends on or redeem the new series of preferred stock for a specified period or indefinitely, to the extent permitted by the terms and provisions of the new series of preferred stock, since such a restriction would be permitted in the Company’s discretion under the terms and provisions of the Series C Preferred Stock.
The Company will provide notice to holders of the Series C Preferred Stock of any election to qualify the Series C Preferred Stock for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series C Preferred Stock into a new series of preferred stock, promptly upon the effectiveness of any such election or determination. A copy of any such notice and of the relevant regulations will be on file at the Company’s principal offices and, upon request, will be made available to any stockholder.
As used above, the term “Required Unrestricted Capital Provisions” means the terms that are, in the Company’s judgment (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to applicable regulations.
Voting Rights
Except as provided below, the holders of the Series C Preferred Stock have no voting rights.
Whenever dividends on any shares of the Series C Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Company’s board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series C Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of the Series C Preferred Stock and any such series of voting preferred stock for at least four dividend periods, whether or not consecutive, following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).
As used in this description of the Series C Preferred Stock, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Series C Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series C Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least four dividend periods, whether or not consecutive, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series C Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a Nonpayment, the Company may take account of any dividend the Company elects to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
So long as any shares of Series C Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:
•amend or alter the provisions of the Company’s restated certificate of incorporation so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company;
•amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole; or
•consummate a binding share exchange or reclassification involving the Series C Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole;
provided, however, that any increase in the amount of the authorized or issued Series C Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock. In addition, any conversion of the Series C Preferred Stock upon the occurrence of certain regulatory events, as discussed above under “— Regulatory Changes Relating to Capital Adequacy,” will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series C Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Without the consent of the holders of the Series C Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series C Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series C Preferred Stock:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series C Preferred Stock that may be defective or inconsistent; or
•to make any provision with respect to matters or questions arising with respect to the Series C Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of the Series C Preferred Stock to effect such redemption.
DESCRIPTION OF DEPOSITARY SHARES
Please note that as used in this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.
General
The Company has issued fractional interests in shares of preferred stock in the form of depositary shares, each representing a 1/1,000th ownership interest in a share of Series C Preferred Stock and evidenced by a depositary receipt. The shares of Series C Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, the depositary and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
Dividends and Other Distributions
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series C Preferred Stock to the record holders of depositary shares relating to the underlying Series C Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series C Preferred Stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the Company redeems the Series C Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series C Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series C Preferred Stock (or $25 per depositary share). Whenever the Company redeems shares of Series C Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series C Preferred Stock so redeemed.
In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in such other manner determined by the depositary to be equitable. In any such case, the Company will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.
Voting the Series C Preferred Stock
When the depositary receives notice of any meeting at which the holders of the Series C Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series C Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series C Preferred Stock, may instruct the depositary to vote the amount of the Series C Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series C Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series C Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.
Listing
The depositary shares are listed on the New York Stock Exchange under the ticker symbol “GS PrC.”
Form of Preferred Stock and Depositary Shares
The depositary shares are issued in book-entry form through The Depository Trust Company. The Series C Preferred Stock is issued in registered form to the depositary.

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/1,000TH INTEREST IN A SHARE OF FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES D
DESCRIPTION OF SERIES D PREFERRED STOCK
The depositary is the sole holder of the Company’s Floating Rate Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), and all references herein to the holders of the Series D Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series D Preferred Stock, as described below under “Description of Depositary Shares.”
The following is a brief description of the material terms of the Series D Preferred Stock. The following summary of the terms and provisions of the Series D Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.
General
The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. The Series D Preferred Stock is part of a single series of authorized preferred stock. The Company may from time to time, without notice to or the consent of holders of the Series D Preferred Stock, issue additional shares of the Series D Preferred Stock, up to the maximum number of authorized but unissued shares.
Shares of the Series D Preferred Stock rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock outstanding as of December 31, 2020 and at least equally with each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series D Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, the Company will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series D Preferred Stock is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of Series D Preferred Stock do not have preemptive or subscription rights to acquire more stock of the Company.
The Series D Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company, except under certain limited circumstances described below under “— Regulatory Changes Relating to Capital Adequacy.” The Series D Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series D Preferred Stock. The Series D Preferred Stock represents non-withdrawable capital, is not a bank deposit and is not insured by the FDIC or any other governmental agency, nor is it the obligation of, or guaranteed by, a bank.
Dividends
Dividends on shares of the Series D Preferred Stock are not mandatory. Holders of Series D Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 10th day of February, May, August, and November of each year (each, a “dividend payment date”). These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to the greater of (1) 0.67% above LIBOR (as described below) on the related LIBOR determination date (as described below) or (2) 4.00%. In the event that the Company issues additional shares of Series D Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued.
Dividends will be payable to holders of record of Series D Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares are the same as the record dates for the Series D Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series D Preferred Stock are computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day.
For any dividend period, LIBOR shall be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period in the following manner:
•LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Moneyline Telerate Page 3750 (or any successor or replacement page) as of 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period.
•If the rate described above does not appear on Moneyline Telerate page 3750 (or any successor or replacement page), LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the quotations.
•If fewer than two quotations are provided as described above, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on the second London business day immediately preceding the first day of such dividend period, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount.
•If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new dividend period will be LIBOR in effect for the prior dividend period.
Under the FRB’s final rule and the LIBOR Act, on the first London business day following June 30, 2023, LIBOR will be replaced with three-month term SOFR plus the statutorily prescribed tenor spread.
The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.
This subscription uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:
The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
The term “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified herein or any replacement page or pages on that service.
The term “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.
The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.
Dividends on shares of Series D Preferred Stock are not cumulative. Accordingly, if the board of directors of the Company (or a duly authorized committee of the board) does not declare a dividend on the Series D Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series D Preferred Stock are declared for any future dividend period.
So long as any share of Series D Preferred Stock remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series D Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.
As used in this description of the Series D Preferred Stock, “junior stock” means any class or series of stock of the Company that ranks junior to the Series D Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company. Junior stock includes the Company’s common stock.
When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series D Preferred Stock, on a dividend payment date falling within the related dividend period for the Series D Preferred Stock) in full upon the Series D Preferred Stock and any shares of parity stock, all dividends declared upon the Series D Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series D Preferred Stock, on a dividend payment date falling within the related dividend period for the Series D Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series D Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series D Preferred Stock, on a dividend payment date falling within the related dividend period for the Series D Preferred Stock) bear to each other.
As used in this description of the Series D Preferred Stock, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series D Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Series D Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series D Preferred Stock shall not be entitled to participate in any such dividend.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series D Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of Series D Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series D Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.
In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series D Preferred Stock and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Series D Preferred Stock, the amounts paid to the holders of Series D Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Company’s Series D Preferred Stock and any other shares of the Company’s stock ranking equally as to the liquidation distribution, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this description of the Series D Preferred Stock, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series D Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company.
Redemption
The Series D Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series D Preferred Stock is currently redeemable at the Company’s option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series D Preferred Stock have no right to require the redemption or repurchase of the Series D Preferred Stock.
If shares of the Series D Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series D Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series D Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC,” the Company may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series D Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series D Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series D Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series D Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
In case of any redemption of only part of the shares of the Series D Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable.
See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Company’s Series D Preferred Stock.
Regulatory Changes Relating to Capital Adequacy
The Company was previously regulated by the SEC as a consolidated supervised entity (“CSE”) pursuant to the SEC’s rules relating to CSEs (referred to as the “CSE Rules”). The Company treated the Series D Preferred Stock as allowable capital in accordance with the CSE Rules (such capital is referred to below as “Allowable Capital”).
If the regulatory capital requirements that apply to the Company change in the future, the Series D Preferred Stock may be converted, at the Company’s option and without consent of the holders, into a new series of preferred stock, subject to the limitations described below. The Company will be entitled to exercise this conversion right as follows.
If both of the following occur:
•the Company (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “regulations”) relating to the Company’s capital adequacy, which regulation (i) modifies the existing requirements for treatment as Allowable Capital, (ii) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to regulations of any governmental body having jurisdiction over the Company (or any of the Company’s subsidiaries or consolidated affiliates) and implementing capital standards published by the Basel Committee on Banking Supervision, the SEC, the Federal Reserve Board or any other United States national governmental body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (iii) provides for a type of capital that in the Company’s judgment (after consultation with counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (ii) or (iii) is referred to below as “Tier 1 Capital Equivalent”), and

•the Company affirmatively elects to qualify the Series D Preferred Stock for such Allowable Capital or Tier 1 Capital Equivalent treatment without any sublimit or other quantitative restriction on the inclusion of the Series D Preferred Stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such regulations, then, upon such affirmative election, the Series D Preferred Stock shall be convertible at the Company’s option into a new series of preferred stock having terms and provisions substantially identical to those of the Series D Preferred Stock, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and such limitations and restrictions thereof, as are necessary, in the Company’s judgment (after consultation with counsel of recognized standing), to comply with the Required Unrestricted Capital Provisions (defined below), provided that the Company will not cause any such conversion unless the Company determines that the rights, preferences, privileges and voting powers of such new series of preferred stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series D Preferred Stock, taken as a whole. For example, the Company could agree to restrict its ability to pay dividends on or redeem the new series of preferred stock for a specified period or indefinitely, to the extent permitted by the terms and provisions of the new series of preferred stock, since such a restriction would be permitted in the Company’s discretion under the terms and provisions of the Series D Preferred Stock.
The Company will provide notice to holders of the Series D Preferred Stock of any election to qualify the Series D Preferred Stock for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series D Preferred Stock into a new series of preferred stock, promptly upon the effectiveness of any such election or determination. A copy of any such notice and of the relevant regulations will be on file at the Company’s principal offices and, upon request, will be made available to any stockholder.
As used above, the term “Required Unrestricted Capital Provisions” means the terms that are, in the Company’s judgment (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to applicable regulations.
Voting Rights
Except as provided below, the holders of the Series D Preferred Stock have no voting rights.
Whenever dividends on any shares of the Series D Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Company’s board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series D Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of the Series D Preferred Stock and any such series of voting preferred stock for at least four dividend periods, whether or not consecutive, following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).
As used in this description of the Series D Preferred Stock, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Series D Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series D Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least four dividend periods, whether or not consecutive, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series D Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a Nonpayment, the Company may take account of any dividend the Company elects to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series D Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
So long as any shares of Series D Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series D Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:
•amend or alter the provisions of the Company’s restated certificate of incorporation so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company;
•amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series D Preferred Stock, taken as a whole; or
•consummate a binding share exchange or reclassification involving the Series D Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of Series D Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series D Preferred Stock, taken as a whole;
provided, however, that any increase in the amount of the authorized or issued Series D Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series D Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock. In addition, any conversion of the Series D Preferred Stock upon the occurrence of certain regulatory events, as discussed above under “— Regulatory Changes Relating to Capital Adequacy,” will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series D Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Without the consent of the holders of the Series D Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series D Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series D Preferred Stock:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series D Preferred Stock that may be defective or inconsistent; or
•to make any provision with respect to matters or questions arising with respect to the Series D Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of the Series D Preferred Stock to effect such redemption.
DESCRIPTION OF DEPOSITARY SHARES
Please note that as used in this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.
General
The Company has issued fractional interests in shares of preferred stock in the form of depositary shares, each representing a 1/1,000th ownership interest in a share of Series D Preferred Stock and evidenced by a depositary receipt. The shares of Series D Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, the depositary and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series D Preferred Stock represented by such depositary share, to all the rights and preferences of the Series D Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
Dividends and Other Distributions
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series D Preferred Stock to the record holders of depositary shares relating to the underlying Series D Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series D Preferred Stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the Company redeems the Series D Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series D Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series D Preferred Stock (or $25 per depositary share). Whenever the Company redeems shares of Series D Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series D Preferred Stock so redeemed.
In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in such other manner determined by the depositary to be equitable. In any such case, the Company will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.
Voting the Series D Preferred Stock
When the depositary receives notice of any meeting at which the holders of the Series D Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series D Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series D Preferred Stock, may instruct the depositary to vote the amount of the Series D Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series D Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series D Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.
Listing
The depositary shares are listed on the New York Stock Exchange under the ticker symbol “GS PrD.”
Form of Preferred Stock and Depositary Shares
The depositary shares are issued in book-entry form through The Depository Trust Company. The Series D Preferred Stock is issued in registered form to the depositary.

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/1,000TH INTEREST IN A SHARE OF 5.50% FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES J
DESCRIPTION OF SERIES J PREFERRED STOCK
The depositary is the sole holder of the Company’s 5.50% Fixed-To-Floating Rate Non-Cumulative Preferred Stock, Series J (the “Series J Preferred Stock”), and all references herein to the holders of the Series J Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series J Preferred Stock, as described below under “Description of Depositary Shares.”
The following is a brief description of the material terms of the Series C Preferred Stock. The following summary of the terms and provisions of the Series J Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.
General
The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. The Series J Preferred Stock is part of a single series of the Company’s authorized preferred stock. The Company may from time to time, without notice to or the consent of holders of the Series J Preferred Stock, issue additional shares of the Series J Preferred Stock, up to the maximum number of authorized but unissued shares.
Shares of the Series J Preferred Stock rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock outstanding as of December 31, 2020 and at least equally with each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of Series J Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, the Company will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series J Preferred Stock is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of Series J Preferred Stock do not have preemptive or subscription rights to acquire more stock of the Company.
The Series J Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series J Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series J Preferred Stock. The Series J Preferred Stock represents non-withdrawable capital, is not a bank deposit and is not insured by the FDIC or any other governmental agency, nor is it the obligation of, or guaranteed by, a bank.
Dividends
Dividends on shares of the Series J Preferred Stock are not mandatory. Holders of Series J Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 10th day of February, May, August and November of each year (each, a “dividend payment date”). These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to 5.50% from the original issue date to, but excluding, May 10, 2023, and, thereafter at a floating rate per annum equal to LIBOR plus 3.64% on the related LIBOR determination date. In the event that the Company issues additional shares of Series J Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued.
Dividends will be payable to holders of record of Series J Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares are the same as the record dates for the Series J Preferred Stock.
A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series J Preferred Stock for any period beginning prior to May 10, 2023 are calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends for periods beginning on or after such date will be calculated on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless, after May 10, 2023, such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day. “Business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.
For any dividend period commencing on or after May 10, 2023, LIBOR will be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period in the following manner:
•LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period.
•If the rate described above does not so appear on the Reuters screen LIBOR01 (or any successor or replacement page), then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the quotations.
•If fewer than two of the requested quotations described above are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London business day immediately preceding the first day of such dividend period, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount.
•If no quotation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London business day immediately preceding the first day of such dividend period in its sole discretion.
Under the FRB’s final rule and the LIBOR Act, on the first London business day following June 30, 2023, LIBOR will be replaced with three-month term SOFR plus the statutorily prescribed tenor spread.
The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.
This subsection uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:
The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.
The term “Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service.
Dividends on shares of Series J Preferred Stock are not cumulative. Accordingly, if the board of directors of the Company (or a duly authorized committee of the board) does not declare a dividend on the Series J Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series J Preferred Stock are declared for any future dividend period.
So long as any share of Series J Preferred Stock remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series J Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.
As used in this description of the Series J Preferred Stock, “junior stock” means any class or series of stock of the Company that ranks junior to the Series J Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company’s junior stock includes the Company’s common stock.
When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series J Preferred Stock, on a dividend payment date falling within the related dividend period for the Series J Preferred Stock) in full on the Series J Preferred Stock and any shares of parity stock, all dividends declared on the Series J Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series J Preferred Stock, on a dividend payment date falling within the related dividend period for the Series J Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series J Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series J Preferred Stock, on a dividend payment date falling within the related dividend period for the Series J Preferred Stock) bear to each other.
As used in this description of the Series J Preferred Stock, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series J Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Series J Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series J Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series J Preferred Stock will not be declared, paid or set aside for payment if the Company fails to comply, or if and to the extent such act would cause the Company to fail to comply, with applicable laws and regulations. The restated certificate of incorporation provides that dividends on the Series J Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause the Company to fail to comply with applicable capital adequacy standards.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series J Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of Series J Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series J Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.
The Series J Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of Series J Preferred Stock and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Series J Preferred Stock, the amounts paid to the holders of Series J Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Company’s Series J Preferred Stock and any other shares of the Company’s stock ranking equally as to the liquidation distribution, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.
For purposes of this description of the Series J Preferred Stock, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series J Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company.
Redemption
The Series J Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. The Company may, at its option, redeem the Series J Preferred Stock (i) in whole or in part, from time to time, on any date on or after May 10, 2023, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, whether or not declared. Holders of Series J Preferred Stock have no right to require the redemption or repurchase of the Series J Preferred Stock.
The Company is a bank holding company and a financial holding company regulated by the Federal Reserve Board. The Company treats the Series J Preferred Stock as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency).
A “Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series J Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series J Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series J Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series J Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series J Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.
The Company will not exercise its option to redeem any shares of preferred stock without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) if then required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes the Company to do otherwise in writing, the Company will redeem the Series J Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element (e.g., common stock or another series of noncumulative perpetual preferred stock).
If shares of Series J Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series J Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series J Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC,” the Company may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of Series J Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series J Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series J Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series J Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series J Preferred Stock, such shares of Series J Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
In case of any redemption of only part of the shares of the Series J Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable.
See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Company’s Series J Preferred Stock.
Voting Rights
Except as provided below, the holders of Series J Preferred Stock have no voting rights.
Whenever dividends on any shares of Series J Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the Company’s board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series J Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting.
These voting rights will continue until dividends on the shares of Series J Preferred Stock and any such series of voting preferred stock for four consecutive dividend periods following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).
As used in this description of the Series J Preferred Stock, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Series J Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series J Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.
If and when dividends for four consecutive dividend periods following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of Series J Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series J Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series J Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
So long as any shares of Series J Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series J Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:
•amend or alter the provisions of the Company’s restated certificate of incorporation so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company;

•amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series J Preferred Stock, taken as a whole; or
•consummate a binding share exchange or reclassification involving the Series J Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of Series J Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series J Preferred Stock, taken as a whole;
provided, however, that any increase in the amount of the authorized or issued Series J Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series J Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series J Preferred Stock.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series J Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Without the consent of the holders of Series J Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series J Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series J Preferred Stock:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series J Preferred Stock that may be defective or inconsistent; or
•to make any provision with respect to matters or questions arising with respect to the Series J Preferred Stock that is not inconsistent with the provisions of the certificate of designations.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series J Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of Series J Preferred Stock to effect such redemption.
DESCRIPTION OF DEPOSITARY SHARES
Please note that as used in this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.
General
The Company has issued fractional interests in shares of preferred stock in the form of depositary shares, each representing a 1/1,000th ownership interest in a share of Series J Preferred Stock and evidenced by a depositary receipt. The shares of Series J Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, the depositary and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series J Preferred Stock represented by such depositary share, to all the rights and preferences of the Series J Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
Dividends and Other Distributions
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series J Preferred Stock to the record holders of depositary shares relating to the underlying Series J Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series J Preferred Stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the Company redeems the Series J Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series J Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series J Preferred Stock (or $25 per depositary share). Whenever the Company redeems shares of Series J Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series J Preferred Stock so redeemed.
In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in such other manner determined by the depositary to be equitable. In any such case, the Company will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.
Voting the Series J Preferred Stock
When the depositary receives notice of any meeting at which the holders of Series J Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series J Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series J Preferred Stock, may instruct the depositary to vote the amount of Series J Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of Series J Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series J Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.
Listing
The depositary shares are listed on the New York Stock Exchange under the ticker symbol “GS PrJ.”
Form of Preferred Stock and Depositary Shares
The depositary shares are issued in book-entry form through The Depository Trust Company. The Series J Preferred Stock is issued in registered form to the depositary.

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/1,000TH INTEREST IN A SHARE OF 6.375% FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES K
DESCRIPTION OF SERIES K PREFERRED STOCK
The depositary is the sole holder of the Company’s 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K (the “Series K Preferred Stock”), and all references herein to the holders of the Series K Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of Series K Preferred Stock, as described below under “Description of Depositary Shares.”
The following is a brief description of the material terms of the Series K Preferred Stock. The following summary of the terms and provisions of the Series K Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.
General
The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. The Series K Preferred Stock is part of a single series of the Company’s authorized preferred stock. The Company may from time to time, without notice to or the consent of holders of the Series K Preferred Stock, issue additional shares of the Series K Preferred Stock, up to the maximum number of authorized but unissued shares.
Shares of the Series K Preferred Stock rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock outstanding as of December 31, 2020 and at least equally with each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of Series K Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, the Company will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series K Preferred Stock is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of Series K Preferred Stock do not have preemptive or subscription rights to acquire more stock of the Company.
The Series K Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series K Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series K Preferred Stock. The Series K Preferred Stock represents non-withdrawable capital, is not a bank deposit and is not insured by the FDIC or any other governmental agency, nor is it the obligation of, or guaranteed by, a bank.
Dividends
Dividends on shares of the Series K Preferred Stock are not mandatory. Holders of Series K Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 10th day of February, May, August and November of each year (each, a “dividend payment date”). These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to 6.375% from the original issue date to, but excluding, May 10, 2024 (or, if not a business day, the next succeeding business day), and, thereafter at a floating rate per annum equal to LIBOR plus 3.55% on the related LIBOR determination date. In the event that the Company issues additional shares of Series K Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued.
Dividends will be payable to holders of record of Series K Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares are the same as the record dates for the Series K Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series K Preferred Stock for any period beginning prior to May 10, 2024 will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends for periods beginning on or after such date will be calculated on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless, after May 10, 2024, such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day. “Business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.
For any dividend period commencing on or after May 10, 2024, LIBOR will be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period in the following manner:
•LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period.
•If the rate described above does not so appear on the Reuters screen LIBOR01 (or any successor or replacement page), then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the quotations.
•If fewer than two of the requested quotations described above are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London business day immediately preceding the first day of such dividend period, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount.
•If no quotation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London business day immediately preceding the first day of such dividend period in its sole discretion.

Under the FRB’s final rule and the LIBOR Act, on the first London business day following June 30, 2023, LIBOR will be replaced with three-month term SOFR plus the statutorily prescribed tenor spread.
The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.
This subsection uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:
The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.
The term “Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service.

Dividends on shares of Series K Preferred Stock are not cumulative. Accordingly, if the board of directors of the Company (or a duly authorized committee of the board) does not declare a dividend on the Series K Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series K Preferred Stock are declared for any future dividend period.
So long as any share of Series K Preferred Stock remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series K Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.
As used in this description of the Series K Preferred Stock, “junior stock” means any class or series of stock of the Company that ranks junior to the Series K Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company. Junior stock includes the Company’s common stock.
When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series K Preferred Stock, on a dividend payment date falling within the related dividend period for the Series K Preferred Stock) in full on the Series K Preferred Stock and any shares of parity stock, all dividends declared on the Series K Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series K Preferred Stock, on a dividend payment date falling within the related dividend period for the Series K Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series K Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series K Preferred Stock, on a dividend payment date falling within the related dividend period for the Series K Preferred Stock) bear to each other.
As used in this description of the Series K Preferred Stock, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series K Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Series K Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series K Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series K Preferred Stock will not be declared, paid or set aside for payment if the Company fails to comply, or if and to the extent such act would cause the Company to fail to comply, with applicable laws, rules and regulations. The restated certificate of incorporation provides that dividends on the Series K Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause the Company to fail to comply with applicable capital adequacy standards.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series K Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of Series K Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series K Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.

The Series K Preferred Stock, like the Company’s other series of preferred stock, may be fully subordinate to any interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of Series K Preferred Stock and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Series K Preferred Stock, the amounts paid to the holders of Series K Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Company’s Series K Preferred Stock and any other shares of the Company’s stock ranking equally as to the liquidation distribution, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.
For purposes of this description of the Series K Preferred Stock, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series K Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company.
Redemption
The Series K Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. The Company may, at the Company’s option, redeem the Series K Preferred Stock (i) in whole or in part, from time to time, on any date on or after May 10, 2024 (or, if not a business day, the next succeeding business day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, whether or not declared. Holders of Series K Preferred Stock have no right to require the redemption or repurchase of the Series K Preferred Stock.
The Company is a bank holding company and a financial holding company regulated by the Federal Reserve Board. The Company treats the Series K Preferred Stock as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency).
A “Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series K Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series K Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series K Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series K Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series K Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.
The Company will not exercise its option to redeem any shares of preferred stock without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) as required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes the Company to do otherwise in writing, the Company will redeem the Series K Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element (e.g., common stock or another series of noncumulative perpetual preferred stock).
If shares of Series K Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series K Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series K Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC,” the

Company may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of Series K Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series K Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series K Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series K Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series K Preferred Stock, such shares of Series K Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
In case of any redemption of only part of the shares of the Series K Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.
See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Company’s Series K Preferred Stock.
Voting Rights
Except as provided below, the holders of Series K Preferred Stock have no voting rights.
Whenever dividends on any shares of Series K Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the Company’s board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series K Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series K Preferred Stock and any such series of voting preferred stock for four consecutive dividend periods following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).
As used in this description of the Series K Preferred Stock, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Series K Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series K Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.
If and when dividends for four consecutive dividend periods following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of Series K Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series K Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series K Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
So long as any shares of Series K Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series K Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•amend or alter the provisions of the Company’s restated certificate of incorporation so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company;
•amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series K Preferred Stock, taken as a whole; or
•consummate a binding share exchange or reclassification involving the Series K Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of Series K Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series K Preferred Stock, taken as a whole;
provided, however, that any increase in the amount of the authorized or issued Series K Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series K Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series K Preferred Stock.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series K Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Without the consent of the holders of Series K Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series K Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series K Preferred Stock:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series K Preferred Stock that may be defective or inconsistent; or
•to make any provision with respect to matters or questions arising with respect to the Series K Preferred Stock that is not inconsistent with the provisions of the certificate of designations.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series K Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of Series K Preferred Stock to effect such redemption.
DESCRIPTION OF DEPOSITARY SHARES
Please note that as used in this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.
General
The Company has issued fractional interests in shares of preferred stock in the form of depositary shares, each representing a 1/1,000th ownership interest in a share of Series K Preferred Stock and evidenced by a depositary receipt. The shares of Series K Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, the depositary and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series K Preferred Stock represented by such depositary share, to all the rights and preferences of the Series K Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Dividends and Other Distributions
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series K Preferred Stock to the record holders of depositary shares relating to the underlying Series K Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series K Preferred Stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the Company redeems the Series K Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series K Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series K Preferred Stock (or $25 per depositary share). Whenever the Company redeems shares of Series K Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series K Preferred Stock so redeemed.
In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, the Company will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.
Voting the Series K Preferred Stock
When the depositary receives notice of any meeting at which the holders of Series K Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series K Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series K Preferred Stock, may instruct the depositary to vote the amount of Series K Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of Series K Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series K Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.
Listing
The depositary shares are listed on the New York Stock Exchange under the ticker symbol “GS PrK.”
Form of Preferred Stock and Depositary Shares
The depositary shares are issued in book-entry form through The Depository Trust Company. The Series K Preferred Stock is issued in registered form to the depositary.

DESCRIPTION OF (i) 5.793% FIXED-TO-FLOATING RATE NORMAL AUTOMATIC PREFERRED ENHANCED CAPITAL SECURITIES OF GOLDMAN SACHS CAPITAL II (FULLY AND UNCONDITIONALLY GUARANTEED BY THE GOLDMAN SACHS GROUP, INC.) AND (ii) FLOATING RATE NORMAL AUTOMATIC PREFERRED ENHANCED CAPITAL SECURITIES OF GOLDMAN SACHS CAPITAL III (FULLY AND UNCONDITIONALLY GUARANTEED BY THE GOLDMAN SACHS GROUP, INC.)
The following is a brief description of the terms of the 5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II and the Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III (the “APEX”) and of the Trust Agreements (both as defined below) under which they are issued. It does not purport to be complete. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.
The APEX and the Common Securities of Goldman Sachs Capital II (“Capital II”) and Goldman Sachs Capital III (“Capital III”), each a Delaware statutory trust (a “Trust”), represent beneficial interests in the relevant Trust. The Trust in respect of Capital II holds the Company’s Perpetual Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”), and the Trust in respect of Capital III holds the Company’s Perpetual Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock,” and collectively with the Series E Preferred Stock, the “Preferred”).
Each holder of APEX has a beneficial interest in the relevant Trust but does not own any specific shares of the Preferred held by that Trust. However, the applicable trust agreement among the Company, The Bank of New York Mellon, BNY Mellon Trust of Delaware, the administrative trustees and the several holders of the relevant Trust securities (each, a “Trust Agreement”) under which each Trust operates defines the financial entitlements of its APEX in a manner that causes those financial entitlements to correspond to the financial entitlements of that Trust in the Preferred it holds. Accordingly, each APEX of Capital II corresponds to 1/100th of a share of Series E Preferred Stock held by Capital II and each APEX of Capital III corresponds to 1/100th of a share of Series F Preferred Stock held by Capital III.
The Trusts
Each Trust is a statutory trust organized under Delaware law pursuant to a Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State.
The Trusts are used solely for the following purposes:
•issuing the APEX and the Common Securities;
•holding shares of the Preferred; and
•engaging in other activities that are directly related to the activities described above.
The Company owns all of the Common Securities, either directly or indirectly. The Common Securities rank equally with the APEX and the Trusts make payment on their Trust securities pro rata, except that if the Company pays less than the full dividend on or redemption price of the Preferred, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the APEX.
Each Trust is perpetual, but may be dissolved earlier as provided in its Trust Agreement.
The Company pays all fees and expenses related to the Trusts.
DESCRIPTION OF THE APEX
General
The APEX are securities of each Trust and are issued pursuant to the applicable Trust Agreement. The Property Trustee, The Bank of New York Mellon, acts as indenture trustee for the APEX under the Trust Agreement for purposes of compliance with the provisions of the Trust Indenture Act. Each APEX has a liquidation amount of $1,000.
The terms of the APEX of each Trust include those stated in the Trust Agreement for such Trust, including any amendments thereto and those made part of the Trust Agreement by the Trust Indenture Act and the Delaware Statutory Trust Act.

In addition to the APEX, each Trust Agreement authorizes the administrative trustees of the Trust to issue the Common Securities on behalf of the Trust. The Company owns, directly or indirectly, all of the Common Securities. The Common Securities rank on a parity, and payments upon redemption, liquidation or otherwise are made on a proportionate basis, with the APEX except as set forth below under “— Ranking of Common Securities.” The Trust Agreements do not permit the Trust to issue any securities other than the Common Securities and the APEX or to incur any indebtedness.
Under the Trust Agreement, the Property Trustee on behalf of the relevant Trust holds the Preferred for the benefit of the holders of its APEX and Common Securities.
The payment of distributions out of money held by a Trust, and payments upon redemption of the APEX or liquidation of the Trust, are guaranteed by the Company to the extent described under “Description of the Guarantees.” Each Guarantee, when taken together with the Company’s obligations under the applicable Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to its Common Securities and APEX, has the effect of providing a full and unconditional guarantee of amounts due on the APEX. The Bank of New York Mellon, as the Guarantee Trustee, holds each Guarantee for the benefit of the holders of the APEX. The Guarantees do not cover payment of distributions when the Trusts do not have sufficient available funds to pay those distributions.
When the term “holder” is used in this description of the APEX with respect to a registered APEX, it means the person in whose name such APEX is registered in the security register. The APEX are currently held in book-entry form only, and are held in the name of DTC or its nominee.
Capital II’s APEX are listed on the New York Stock Exchange under the symbol “GS/PE” and Capital III’s APEX are listed on the New York Stock Exchange under the symbol “GS/PF.”
The financial entitlements as a holder of APEX generally correspond to the applicable Trust’s financial entitlements as a holder of the Preferred. The corresponding asset for each APEX is a 1/100th, or $1,000, interest in one share of Preferred held by the Trust. Each Trust will pass through to the holder amounts that it receives on the corresponding assets for the APEX as distributions on, or the liquidation preference of, APEX. Holders of a Trust’s APEX are be entitled to receive distributions corresponding to non-cumulative dividends on the Preferred held by the Trust. These cash dividends are payable if, as and when declared by the Company’s board of directors, on the Dividend Payment Dates (as defined below), which are: quarterly in arrears on each March 1, June 1, September 1 and December 1 (or if such day is not a business day, the next business day).
Assuming that the Company does not elect to pay partial dividends or to skip dividends on the Preferred, holders of APEX will receive distributions on the $1,000 liquidation amount per APEX at a rate per annum equal to the greater of (x) three-month LIBOR for the related distribution period plus 0.765% (in the case of Capital II’s APEX) or 0.77% (in the case of Capital III’s APEX) and (y) 4.000%, payable quarterly on each March 1, June 1, September 1 and December 1 (or if any such date is not a business day, on the next business day).
Dividends are calculated on the basis of a 360-day year and the number of days actually elapsed in the dividend period. Distributions on the APEX and dividends on the Preferred are non-cumulative.
The Bank of New York Mellon acts as registrar and transfer agent, or “Transfer Agent,” for the APEX. If The Bank of New York Mellon should resign or be removed, the Company or the Trust will designate a successor and the term “Transfer Agent” as used herein will refer to that successor. A “business day” as used in this section means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York or Wilmington, Delaware are permitted or required by any applicable law to close.
Each Trust must make distributions on its APEX on each distribution date to the extent that it has funds available therefor. A Trust’s funds available for distribution to a holder of its APEX will be limited to payments received from the Company on the Preferred held by the Trust. The Company guarantees the payment of distributions on the APEX out of moneys held by each Trust to the extent of available Trust funds, as described under “Description of the Guarantees” below.
Distributions on the APEX are payable to holders as they appear in the security register of the Trust on the relevant record dates. The record dates are the fifteenth calendar day immediately preceding the next succeeding distribution date. Distributions are paid through the Property Trustee or paying agent, who hold amounts received in respect of the Preferred for the benefit of the holders of the APEX.
For more information about dividends on the Preferred, see “— Dividends” below.

Agreed Tax Treatment of the APEX
As a beneficial owner of APEX, by acceptance of the beneficial interest therein, the holder will be deemed to have agreed, for all U.S. federal income tax purposes:
•to treat the holder as the owner of a 1/100th interest in a share of the relevant Preferred; and
•to treat the Trust as one or more grantor trusts or agency arrangements.
Mandatory Redemption of APEX upon Redemption of the Preferred
The APEX have no stated maturity but must be redeemed on the date the Company redeems the Preferred, and the Property Trustee or paying agent will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the APEX. The Preferred is perpetual but the Company may redeem it on any Dividend Payment Date, subject to certain limitations. See “— Redemption” below. The redemption price per APEX will equal the redemption price of the Preferred. See “— Redemption” below. If notice of redemption of any Preferred has been given and if the funds necessary for the redemption have been set aside by the Company for the benefit of the holders of any shares of the Preferred so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.
If less than all of the shares of the Preferred held by the Trust are to be redeemed on a redemption date, then the proceeds from such redemption will be allocated pro rata to the redemption of the APEX and the Common Securities, except as set forth below under “— Ranking of Common Securities.”
The term “like amount” as used above means APEX having a liquidation amount equal to that portion of the liquidation amount of the Preferred to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such APEX.
Distributions to be paid on or before the redemption date for any APEX called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the APEX called for redemption are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the APEX funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the APEX.
If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:
•all rights of the holders of such APEX called for redemption will cease, except the right of the holders of such APEX to receive the redemption price and any distribution payable in respect of the APEX on or prior to the redemption date, but without interest on such redemption price; and
•the APEX called for redemption will cease to be outstanding. If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar month, then payment will be on the preceding business day.
If payment of the redemption amount for the Preferred held by a Trust called for redemption is improperly withheld or refused and accordingly the redemption amount of the Trust’s APEX is not paid either by the Trust or by the Company under the applicable Guarantee, then dividends on the Preferred called for redemption will continue to accrue and distributions on such series of APEX called for redemption will continue to accumulate at the applicable rate then borne by such APEX from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.
Redemptions of the APEX will require prior approval of the Federal Reserve Board.
The Company will not exercise its option to redeem any shares of the Preferred without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) as required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes the Company to do otherwise in writing, the Company will redeem the Preferred only if it is replaced with other tier 1 capital that is not a restricted core capital element (e.g., common stock or another series of noncumulative perpetual preferred stock).

If less than all of the outstanding shares of the Preferred held by a Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of APEX and Common Securities of that Trust to be redeemed shall be allocated pro rata to the APEX and Common Securities based upon the relative liquidation amounts of such series, except as set forth below under “— Ranking of Common Securities.” The Property Trustee will select the particular APEX to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding APEX not previously called for redemption by any method the Property Trustee deems fair and appropriate, or if the APEX are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the APEX selected for redemption and, in the case of any APEX selected for redemption in part, the liquidation amount to be redeemed.
For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of APEX shall relate, in the case of any APEX redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of APEX that has been or is to be redeemed. If less than all of the APEX, the APEX held through the facilities of DTC will be redeemed pro rata in accordance with DTC’s internal procedures.
Liquidation Distribution upon Dissolution
Pursuant to each Trust Agreement, the applicable Trust shall dissolve on the first to occur of:
•certain events of bankruptcy, dissolution or liquidation of the Company;
•redemption of all of its APEX as described above; and
•the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.
Except as set forth in the next paragraph, if an early dissolution occurs as a result of certain events of bankruptcy, dissolution or liquidation of the Company, the Property Trustee and the administrative trustees will liquidate the Trust as expeditiously as they determine possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of its APEX a like amount of the Preferred held by the Trust as of the date of such distribution. Except as set forth in the next paragraph, if an early dissolution occurs as a result of the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, the Property Trustee will liquidate the Trust as expeditiously as it determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of its APEX a like amount of the Preferred held by the Trust as of the date of such distribution. The Property Trustee shall give notice of liquidation to each holder of APEX at least 30 days and not more than 60 days before the date of liquidation.
If, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, the Property Trustee determines that distribution of the Preferred in the manner provided above is not possible, or if the early dissolution occurs as a result of the redemption of all the APEX, the Property Trustee shall liquidate the property of the Trust and wind up its affairs. In that case, upon the winding up of the Trust, except with respect to an early dissolution that occurs as a result of the redemption of all the APEX, the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount per Trust security plus accrued and unpaid distributions to the date of payment. If, upon any such winding up, the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust securities shall be paid on a pro rata basis, except as set forth below under “— Ranking of Common Securities.”
The term “like amount” as used above means Preferred having a liquidation preference equal to the liquidation amount of the APEX of the holder to whom such Preferred would be distributed.
Distribution of Trust Assets
Upon liquidation of a Trust other than as a result of an early dissolution upon the redemption of all the APEX and after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, the assets of the Trust will be distributed to the holders of such Trust securities in exchange therefor.
After the liquidation date fixed for any distribution of assets of the Trust:
•the APEX will no longer be deemed to be outstanding;
•DTC or its nominee, as the record holder of the APEX, will receive a registered global certificate or certificates representing the Preferred to be delivered upon such distribution;

•any certificates representing the APEX not held by DTC or its nominee will be deemed to represent shares of the Preferred having a Liquidation Preference equal to the APEX until such certificates are so surrendered for transfer and reissuance; and
•all rights of the holders of the APEX will cease, except the right to receive Preferred upon such surrender.
Since each APEX corresponds to 1/100th of a share of Preferred, holders of APEX may receive fractional shares of the Preferred or depositary shares representing the Preferred upon this distribution.
Ranking of Common Securities
If on any distribution date a Trust does not have funds available from dividends on the Preferred it holds to make full distributions on its APEX and Common Securities, then the available funds from dividends on the Preferred it holds shall be applied first to make distributions then due on its APEX on a pro rata basis on such distribution date up to the amount of such distributions corresponding to dividends on the Preferred (or if less, the amount of the corresponding distributions that would have been made on the APEX had the Company paid a full dividend on the Preferred) before any such amount is applied to make a distribution on the Trust’s Common Securities on such distribution date.
If on any date where APEX and Common Securities must be redeemed because the Company is redeeming Preferred and a Trust does not have funds available from the Company’s redemption of the Preferred it holds to pay the full redemption price then due on all of its outstanding APEX and Common Securities to be redeemed, then (i) the available funds shall be applied first to pay the redemption price on the APEX to be redeemed on such redemption date and (ii) Common Securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full redemption price on the APEX to be redeemed.
If an early dissolution event occurs in respect of a Trust, no liquidation distributions shall be made on its Common Securities until full liquidation distributions have been made on its APEX.
In the case of any event of default under the Trust Agreement of a Trust resulting from the Company’s failure to comply in any material respect with any of its obligations as issuer of the Preferred held by the Trust, including obligations set forth in its restated certificate of incorporation, as amended, or “restated certificate of incorporation,” or arising under applicable law, the Company, as holder of its Common Securities, will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to its APEX have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of its APEX and not on the Company’s behalf, and only the holders of its APEX will have the right to direct the Property Trustee to act on their behalf.
Events of Default; Notice
Any one of the following events constitutes an event of default under a Trust Agreement, or a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
•the failure to comply in any material respect with the Company’s obligations as issuer of the Preferred, under its restated certificate of incorporation, or those of the Trust, or arising under applicable law;
•the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;
•the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;
•the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Trust Agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Trust Agreement; or
•the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the Company’s failure to appoint a successor Property Trustee within 90 days.

Within 30 days after any Trust Event of Default with respect to a Trust actually known to the Property Trustee occurs, the Property Trustee will transmit notice of such Trust Event of Default to the holders of its APEX and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. The Company, as sponsor, and the administrative trustees are required to file annually with the Property Trustee a certificate as to whether or not the Company or the administrative trustees are in compliance with all the conditions and covenants applicable to the Company and to the administrative trustees under the Trust Agreement.
Mergers, Consolidations, Amalgamations or Replacements of a Trust
A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to the Company or any other person, except as described below or as otherwise described in its Trust Agreement. A Trust may, at the Company’s request, with the consent of the administrative trustees but without the consent of the holders of its APEX, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:
•such successor entity either:
•expressly assumes all of the obligations of the Trust with respect to its APEX, or
•substitutes for its APEX other securities having substantially the same terms as its APEX, or the “Successor Securities,” so long as the Successor Securities rank the same as its APEX in priority with respect to distributions and payments upon liquidation, redemption and otherwise;
•a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Preferred then held by or on behalf of the Property Trustee;
•such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause its APEX, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;
•such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of its APEX, including any Successor Securities, in any material respect;
•such successor entity has purposes substantially identical to those of the Trust;
•prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:
•such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of its APEX, including any Successor Securities, in any material respect, and
•following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, or “Investment Company Act”;
•the Trust has received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and
•the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.
Notwithstanding the foregoing, a Trust may not, except with the consent of holders of 100% in liquidation amount of its APEX, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
Voting Rights; Amendment of a Trust Agreement
Except as provided herein and under “— Amendments and Assignment” below and as otherwise required by law and the Trust Agreement, the holders of a Trust’s APEX have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to its Trust Agreement, including in respect of the Preferred held by the Trust. Under the Trust Agreement, however, the Property Trustee is required to obtain their consent before exercising some of its rights in respect of these securities.
Trust Agreement. The Company and the administrative trustees may amend a Trust’s Trust Agreement without the consent of the holders of its APEX, the Property Trustee or the Delaware Trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of APEX or the Property Trustee or the Delaware Trustee or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee, to:
•cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which may not be inconsistent with the other provisions of the Trust Agreement;
•modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as one or more grantor trusts or agency arrangements and not as an association or a publicly traded partnership taxable as a corporation at all times that any Trust securities are outstanding, or to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act;
•provide that certificates for the APEX may be executed by an administrative trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by the Company of an authentication agent and certain related provisions;
•require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or
•conform the terms of the Trust Agreement to the description of the Trust Agreement, the APEX and the Common Securities in the prospectus dated December 5, 2006, of the Company and the Trusts, as supplemented by the prospectus supplement, dated May 8, 2007, in the manner provided in the Trust Agreement.
Any such amendment shall become effective when notice thereof is given to the Property Trustee, the Delaware Trustee and the holders of the APEX.
The Company and the administrative trustees may generally amend a Trust’s Trust Agreement with:
•the consent of holders representing not less than a majority, based upon liquidation amounts, of its APEX; and
•receipt by the administrative trustees of the Trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the administrative trustees of the Trust or the administrative trustees in accordance with such amendment will not affect the Trust’s status as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.
However, without the consent of each affected holder of Trust securities, a Trust Agreement may not be amended to:
•change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

•restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.
Preferred Stock. So long as Preferred is held by the Property Trustee on behalf of a Trust, the trustees of the Trust will not waive any rights in respect of the Preferred without obtaining the prior approval of the holders of at least a majority in liquidation amount of its APEX then outstanding. The trustees of the Trust shall also not consent to any amendment to the Trust’s or the Company’s governing documents that would change the dates on which dividends are payable or the amount of such dividends, without the prior written consent of each holder of APEX. In addition to obtaining the foregoing approvals from holders, the administrative trustees shall obtain, at the Company’s expense, an opinion of counsel to the effect that such action shall not cause the Trust to be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes.
General. Any required approval of holders of APEX may be given at a meeting of holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder in the manner set forth in the Trust Agreement.
No vote or consent of the holders of APEX will be required for a Trust to redeem and cancel the APEX in accordance with a Trust Agreement.
Notwithstanding that holders of the APEX are entitled to vote or consent under any of the circumstances described above, any of the APEX that are owned by the Company or its affiliates or the trustees shall be deemed not to be outstanding.
Payment and Paying Agent
Payments on the APEX shall be made to DTC, which shall credit the relevant accounts on the applicable distribution dates. If any APEX are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.
The paying agent is The Bank of New York Mellon and any co-paying agent chosen by the Property Trustee and acceptable to the Company and to the administrative trustees.
Registrar and Transfer Agent
The Bank of New York Mellon acts as registrar and transfer agent, or “Transfer Agent,” for the APEX.
Information Concerning the Property Trustee
Other than during the occurrence and continuance of a Trust Event of Default, the Property Trustee undertakes to perform only the duties that are specifically set forth in the Trust Agreement. After a Trust Event of Default, the Property Trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of APEX unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one upon which holders of APEX are entitled under the Trust Agreement to vote, then the Property Trustee will take any action that the Company directs. If the Company does not provide direction, the Property Trustee may take any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.
The Company and its affiliates may maintain certain accounts and other banking relationships with the Property Trustee and its affiliates in the ordinary course of business.
Trust Expenses
Pursuant to each Trust Agreement, the Company, as sponsor, agrees to pay:
•all debts and other obligations of the Trust (other than with respect to its APEX);

•all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees, expenses and indemnities of the trustees and the cost and expenses relating to the operation of the Trust; and
•any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which the Trust might become subject.
Governing Law
Each Trust Agreement is governed by and construed in accordance with the laws of the State of Delaware.
Miscellaneous
The administrative trustees are authorized and directed to conduct the affairs of and to operate each Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts or agency arrangements for U.S. federal income tax purposes.
In this regard, the Company and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of a Trust or its Trust Agreement, that the Company and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the APEX.
Holders of the APEX have no preemptive or similar rights. The APEX are not convertible into or exchangeable for the Company’s common stock or preferred stock.
Subject to any applicable rules of the Federal Reserve Board (or any successor appropriate federal banking agency), the Company or its affiliates may from time to time purchase any of the APEX that are then outstanding by tender, in the open market or by private agreement.
The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.
DESCRIPTION OF THE GUARANTEES
The following is a brief description of the terms of the Guarantee (as defined below) pursuant to the Guarantee Agreement for Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV), dated as of March 23, 2016, and the Guarantee Agreement for Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V), dated as of March 23, 2016 (collectively, the “Guarantee Agreements”). The description does not purport to be complete.
General
The following payments on each Trust’s APEX, also referred to as the “guarantee payments,” if not fully paid by the Trust, will be paid by the Company under a guarantee, or “Guarantee,” that the Company has executed and delivered for the benefit of the holders of such APEX. Pursuant to each Guarantee, the Company irrevocably and unconditionally agrees to pay in full the guarantee payments, without duplication:
•any accumulated and unpaid distributions required to be paid on the APEX, to the extent the Trust has funds available to make the payment;
•the redemption price for any APEX called for redemption, to the extent the Trust has funds available to make the payment; and
•upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the APEX, the lesser of:
•the aggregate of the liquidation amount and all accumulated and unpaid distributions on the APEX to the date of payment, to the extent the Trust has funds available to make the payment; and
•the amount of assets of the Trust remaining available for distribution to holders of the APEX upon liquidation of the Trust.

The Company’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Company to the holders of the APEX or by causing the Trust to pay the amounts to the holders.
If the Company does not make a regular dividend payment on the Preferred held by a Trust, the Trust will not have sufficient funds to make the related payments on the relevant series of APEX. The Guarantee does not cover payments on the APEX when the Trust does not have sufficient funds to make these payments. Because the Company is a holding company, its rights to participate in the assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. The Guarantee does not limit the incurrence or issuance by the Company of other secured or unsecured indebtedness.
Each Guarantee is qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon acts as “Guarantee Trustee” for each Guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee holds each Guarantee for the benefit of the holders of APEX.
Effect of the Guarantees
Each Guarantee, when taken together with the Company’s obligations and the Trust’s obligations under the Trust Agreement, including the obligations to pay costs, expenses, debts and liabilities of the applicable Trust, other than with respect to its Trust securities, has the effect of providing a full and unconditional guarantee, on a subordinated basis, of payments due on its APEX.
The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of each Trust with respect to its Common Securities to the same extent as the Guarantee.
Status of the Guarantees
Each Guarantee is unsecured and ranks:
•subordinate and junior in right of payment to all of the Company’s senior and subordinated debt; and
•equally with any of the Company’s other present or future obligations that by their terms rank pari passu with such Guarantee.
Each Guarantee constitutes a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the Guarantee without suing any other person or entity. Each Guarantee is held for the benefit of the holders of APEX. Each Guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the applicable Trust.
Amendments and Assignment
A Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the applicable outstanding APEX. No vote is required, however, for any changes that do not adversely affect the rights of holders of APEX in any material respect. All guarantees and agreements contained in the Guarantee bind the Company’s successors, assignees, receivers, trustees and representatives and are for the benefit of the holders of the applicable APEX then outstanding.
Termination of the Guarantees
A Guarantee will terminate:
•upon full payment of the redemption price of all applicable APEX; or
•upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust.
A Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of APEX must restore payment of any sums paid under the APEX or the Guarantee.

Events of Default
An event of default under a Guarantee will occur if the Company fails to perform any payment obligation or if the Company fails to perform any other obligation under the Guarantee and such default remains unremedied for 30 days.
The holders of a majority in liquidation amount of the applicable APEX have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of a Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of APEX may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee’s rights and the Company’s obligations under a Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.
As guarantor, the Company is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all applicable conditions and covenants under the Guarantee.
Information Concerning the Guarantee Trustee
Prior to the occurrence of an event of default relating to a Guarantee, the Guarantee Trustee is required to perform only the duties that are specifically set forth in the Guarantees. Following the occurrence of an event of default, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantees at the request of any holder of APEX, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.
The Company and its affiliates may maintain certain accounts and other banking relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.
Governing Law
The Guarantees are governed by, and construed in accordance with, the laws of the State of New York.
Limited Purpose of Trust
The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of Preferred is that a holder of Preferred would be entitled to receive from the issuer the dividends, redemption payments and payment upon liquidation in respect of Preferred while a holder of Trust securities is entitled to receive distributions from a Trust, or from the Company under a Guarantee, if and to the extent the Trust has funds available for the payment of such distributions.
Rights upon Dissolution
Upon any voluntary or involuntary dissolution of the Trust, holders of each series of APEX will receive the distributions described under “— Liquidation Distribution upon Dissolution” above. Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the holders of the Preferred would be preferred shareholders of the Company, entitled to the preferences upon liquidation described under “Description of the Preferred” below. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of the Trust securities, the positions of a holder of APEX relative to other creditors and to the Company’s shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.
DESCRIPTION OF THE PREFERRED
The following is a brief description of the terms of the Preferred held by the relevant Trust. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part.
General
The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share (including the Preferred).

Shares of the Preferred rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock outstanding as of December 31, 2020, and at least equally with each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of the Preferred), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. The Preferred is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of the Preferred do not have preemptive or subscription rights to acquire more preferred stock of the Company. The Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Preferred has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Preferred.
The Preferred has a fixed liquidation preference of $100,000 per share. If the Company liquidates, dissolves or winds up its affairs, holders of the Preferred will be entitled to receive, out of the Company’s assets that are available for distribution to shareholders, an amount per share equal to the liquidation preference per share, plus any declared and unpaid dividends, without regard to any undeclared dividends.
Unless the Trust is dissolved prior to the redemption of the Preferred, holders of APEX will not receive shares of the Preferred, and their interest in the Preferred will be represented by their APEX. If the Trust is dissolved, the Company may elect to distribute depositary shares representing the Preferred instead of fractional shares. Since the Preferred is held by the Property Trustee, holders of APEX are only able to exercise voting or other rights with respect to the Preferred through the Property Trustee.
Dividends
Dividends on shares of the Preferred are not mandatory. Holders of the Preferred are entitled to receive, when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the date of their issuance. These dividends are payable on March 1, June 1, September 1 and December 1 of each year (each, for purposes of this section, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date, at a rate per annum equal to the greater of (x) three-month LIBOR for the related distribution period plus 0.765% (in the case of the Series E Preferred Stock) or 0.77% (in the case of the Series F Preferred Stock) and (y) 4.000%.
Dividends are payable to holders of record of the Preferred as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that Dividend Payment Date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, for purposes of this section, a “Dividend Record Date”). These Dividend Record Dates apply regardless of whether a particular Dividend Record Date is a business day.
A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date. If any that would otherwise be a Dividend Payment Date is not a business day, then the next business day will be the applicable Dividend Payment Date.
The amount of dividends payable per share of the Preferred on each Dividend Payment Date is calculated by multiplying the per annum Dividend Rate in effect for that Dividend Period by a fraction, the numerator of which is the actual number of days in that Dividend Period and the denominator of which is 360, and multiplying the rate obtained by $100,000.
For any Dividend Period, LIBOR shall be determined by Goldman Sachs & Co. LLC, as calculation agent for the Preferred, on the second London business day immediately preceding the first day of such Dividend Period, as the case may be, in the following manner:
•LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Reuters Screen LIBOR01 (or any successor or replacement page) as of 11:00 A.M., London time, on the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be.
•If the rate described above does not appear on Reuters Screen LIBOR01 (or any successor or replacement page), LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period or Interest Period, as the case may be, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, will be the arithmetic mean of the quotations.
•If fewer than two quotations are provided as described above, LIBOR for the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.
•If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new Dividend Period will be LIBOR in effect for the prior Dividend Period or Interest Period, as the case may be.
The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.
This subsection uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:
The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
“Reuters Screen LIBOR01 Page” means the display designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).
The term “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.
The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market. If the Company determines not to pay any dividend or a full dividend, the Company will provide prior written notice to the Property Trustee, who will notify holders of APEX, and the administrative trustees.
Dividends on the Preferred are not cumulative. Accordingly, if the board of directors of the Company (or a duly authorized committee of the board) does not declare a dividend on the Preferred payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Preferred are declared for any future Dividend Period.
So long as any share of Preferred remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other Junior Stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Preferred have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.
As used in this description of the Preferred, “junior stock” means any class or series of stock of the Company that ranks junior to the Preferred either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company’s junior stock includes the Company’s common stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of parity stock, as defined below, having Dividend Payment Dates different from the Dividend Payment Dates pertaining to the Preferred, on a Dividend Payment Date falling within the related Dividend Period for the Preferred) in full upon the Preferred and any shares of parity stock, all dividends declared upon the Preferred and all such equally ranking securities payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Preferred, on a dividend payment date falling within the related Dividend Period for the Preferred) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Preferred and all parity stock payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Preferred, on a dividend payment date falling within the related Dividend Period for the Preferred) bear to each other.
As used in this description of the Preferred, “parity stock” means any other class or series of stock of the Company that ranks equally with the Preferred in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Preferred from time to time out of any funds legally available for such payment, and the shares of the Preferred shall not be entitled to participate in any such dividend.
Redemption
The Preferred may be redeemed (but subject to applicable regulatory limits) in whole or in part, at the Company’s option. Any such redemption will be at a cash redemption price of $100,000 per share, plus any declared and unpaid dividends including, without regard to any undeclared dividends. Holders of Preferred have no right to require the redemption or repurchase of the Preferred. If notice of redemption of any Preferred has been given and if the funds necessary for the redemption have been set aside by the Company for the benefit of the holders of any shares of the Preferred so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.
If fewer than all of the outstanding shares of the Preferred are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of the Preferred in proportion to the number of shares held by those holders or by lot or in such other manner as the Company’s board of directors or a committee thereof may determine to be fair and equitable.
The Company will mail notice of every redemption of Preferred by first class mail, postage prepaid, addressed to the holders of record of the Preferred to be redeemed at their respective last addresses appearing on the Company’s books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided that if the Preferred is held in book-entry form through DTC, the Company may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Preferred designated for redemption will not affect the redemption of any other Preferred. If the Company redeems the Preferred, the Trust, as holder of the Preferred, will redeem the corresponding APEX as described under “— Mandatory Redemption of APEX upon Redemption of Preferred.”
Each notice shall state:
•the redemption date;
•the number of shares of the Preferred to be redeemed and, if less than all shares of the Preferred held by the holder are to be redeemed, the number of shares to be redeemed from the holder;
•the redemption price; and
•the place or places where the Preferred is to be redeemed.
The Company’s right to redeem the Preferred once issued is subject to prior approval of the Federal Reserve Board (or any successor banking agency).

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Preferred are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of the Preferred, a liquidating distribution in the amount of $100,000 per share, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Preferred are not entitled to any other amounts from the Company after they have received their full liquidation preference.
In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Preferred and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Preferred, the amounts paid to the holders of the Preferred and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Preferred and any other shares of the Company’s stock ranking equally as to the liquidation distribution, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.
For purposes of this description of the Preferred, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Preferred receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company.
Voting Rights
Except as provided below, the holders of the Preferred have no voting rights.
Whenever dividends on any shares of the Preferred shall have not been declared and paid for a period the equivalent of six or more dividend payments, whether or not consecutive, equivalent to at least 18 months Dividend Periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the election of any such director shall not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Company’s board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Preferred or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of the Preferred and any such series of voting preferred stock for at least one year four Dividend Periods, whether or not consecutive, following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).
As used in this description of the Preferred, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Preferred either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of the Preferred and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.
If and when dividends for at least four Dividend Periods, whether or not consecutive, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Preferred shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four Dividend Periods, whether or not consecutive, the Company may take account of any dividend the Company elects to pay for a Dividend Period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Preferred when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Preferred and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
So long as any shares of the Preferred remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:
•authorized amount of, any class or series of stock ranking senior to the Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company;
•amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Preferred, taken as a whole; or
•consummate a binding share exchange or reclassification involving the Preferred or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of the Preferred remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred, taken as a whole;
provided, however, that any increase in the amount of the authorized or issued Preferred or other authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Preferred with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Preferred.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Preferred for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Without the consent of the holders of the Preferred, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Preferred, the Company may amend, alter, supplement or repeal any terms of the Preferred:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Preferred that may be defective or inconsistent; or
•to make any provision with respect to matters or questions arising with respect to the Preferred that is not inconsistent with the provisions of the certificate of designations.
The foregoing voting provisions do not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of the Preferred to effect such redemption.
Form
The Preferred are issued only in fully registered form. Other than the fractional shares currently held by each Trust, no fractional shares will be issued unless a Trust is dissolved and the Company delivers the shares, rather than depositary receipts representing the shares, to the registered holders of its APEX. If a Trust is dissolved and depositary receipts or shares of the Preferred held by the Trust are distributed to holders of its APEX, the Company would intend to distribute them in book-entry form only and the procedures governing holding and transferring beneficial interests in the Preferred, and the circumstances in which holders of beneficial interests will be entitled to receive certificates evidencing their shares or depositary receipts. If the Company determines to issue depositary shares representing fractional interests in the Preferred, each depositary share will be represented by a depositary receipt. In such an event, the Preferred represented by the depositary shares will be deposited under a deposit agreement among the Company, a depositary and the holders from time to time of the depositary receipts representing depositary shares. Subject to the terms and conditions of any deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Preferred represented by such depositary share, to all the rights applicable fraction of a share of the Preferred represented by such depositary share, to all the rights and preferences of the Preferred represented thereby (including dividends, voting, redemption and liquidation rights).
Title
The Company, the transfer agent and registrar for the Preferred held by a Trust, and any of their agents may treat the registered owner of the Preferred, which shall be the Property Trustee unless and until the Trust is dissolved, as the absolute owner of that stock, whether or not any payment for the Preferred shall be overdue and despite any notice to the contrary, for any purpose.
Transfer Agent and Registrar
If a Trust is dissolved and shares of the Preferred held by the Trust or depositary receipts representing the Preferred are distributed to holders of APEX, the Company may appoint a transfer agent, registrar, calculation agent, redemption agent and dividend disbursement agent for the Preferred. The registrar for the Preferred will send notices to shareholders of any meetings at which holders of the Preferred have the right to vote on any matter.

DESCRIPTION OF MEDIUM-TERM NOTES, SERIES F, CALLABLE FIXED AND FLOATING RATE NOTES DUE MARCH 2031 OF GS FINANCE CORP. (FULLY AND UNCONDITIONALLY GUARANTEED BY THE GOLDMAN SACHS GROUP, INC.)
The following is a brief description of the terms of the Callable Fixed and Floating Rate Notes, an issuance of Medium-Term Notes, Series F of GS Finance Corp. (“GSFC”) (the “Callable Notes”), which are fully and unconditionally guaranteed by the Company. It does not purport to be complete. This description is subject to and qualified in its entirety by reference to the Senior Debt Indenture, dated as of October 10, 2008, among GSFC, as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, the Fourth Supplemental Indenture, dated as of August 21, 2018 and the Seventh Supplemental Indenture, dated as of July 1, 2020 (collectively, the “GSFC 2008 Indenture”), which are exhibits to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.
The GSFC 2008 indenture permits GSFC to issue, from time to time, different series of debt securities and, within each different series of debt securities, different debt securities. The Medium-Term Notes, Series F are a single, distinct series of debt securities. GSFC may, however, issue notes in such amounts, at such times and on such terms as GSFC wishes. The notes of the Medium-Term Notes, Series F may differ from one another, and from other series, in their terms.
In this description, references to a series of debt securities mean a series issued under the GSFC 2008 Indenture, such as the notes issued under GSFC’s Medium-Term Notes, Series F program.
Terms of the Callable Notes
The Callable Notes were originally issued on March 11, 2021 and have a stated maturity date of March 11, 2031 (the “stated maturity date”). As noted above, the Callable Notes are part of a series of debt securities, entitled “Medium-Term Notes, Series F,” that GSFC may issue under the GSFC 2008 Indenture from time to time. The Callable Notes are listed on the New York Stock Exchange Bonds Market under the ticker symbol “GS/31B.”
The payment of principal of, and any interest and premium on, the Callable Notes is fully and unconditionally guaranteed by the Company. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on, the Callable Notes has been paid in full or discharged in accordance with the provisions of the GSFC 2008 Indenture, or otherwise fully defeased by GSFC or by the Company. The guarantee of senior debt securities of GSFC, such as the Callable Notes, will rank equally in right of payment to all senior indebtedness of the Company.

Payment of Principal on Stated Maturity Date
GSFC will pay holders of Callable Notes that have not been redeemed by the stated maturity date an amount in cash equal to the outstanding face amount of such holders’ Callable Notes. The stated maturity date of the Callable Notes is March 11, 2031, subject to GSFC’s early redemption right. If the stated maturity date falls on a day that is not a business day, payment of principal otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the stated maturity date.

Interest Payments
For each fixed rate interest period, the fixed interest rate on the Callable Notes will equal 5% per annum. For each floating rate interest period, the floating interest rate on the Callable Notes will be based upon the CMS spread on the relevant interest determination date for such floating rate interest period and will be a rate per annum equal to:
•if (i) the CMS spread minus 0.25% times (ii) 6.5 is greater than or equal to the maximum interest rate, the maximum interest rate;
•if (i) the CMS spread minus 0.25% times (ii) 6.5 is less than the maximum interest rate but greater than the minimum interest rate, (i) the CMS spread minus 0.25% times (ii) 6.5; or
•if (i) the CMS spread minus 0.25% times (ii) 6.5 is equal to or less than the minimum interest rate, the minimum interest rate.
The maximum interest rate on the Callable Notes is 10% per annum. Based on the formula used to calculate the floating interest rate on the Callable Notes, holders will not benefit from any increases in the CMS spread minus 0.25% above approximately 1.54%. The minimum interest rate on the Callable Notes is 0% per annum.

The term “fixed rate interest periods” means the periods from and including a fixed rate interest payment date (or the original issue date, in the case of the first fixed rate interest period) to but excluding the next succeeding fixed rate interest payment date, where the term “fixed rate interest payment dates” means March 11, June 11, September 11 and December 11 of each year, commencing on June 11, 2021 and ending on March 11, 2022, subject to adjustments as described below.
The term “floating rate interest periods” means the periods from and including a floating rate interest payment date (or the final fixed rate interest payment date, in the case of the first floating rate interest period) to but excluding the next succeeding floating rate interest payment date (or the stated maturity date, in the case of the final floating rate interest period), where the term “floating rate interest payment dates” means March 11, June 11, September 11 and December 11 of each year, beginning on June 11, 2022 and ending on the stated maturity date, subject to adjustments as described below.
The term “interest determination dates” means, for each floating rate interest period, the second U.S. Government securities business day preceding such floating rate interest period.
The term “CMS spread” means, on any interest determination date, the 30-year CMS rate minus the 5-year CMS rate, as described under “— CMS Rate” below.
The calculation agent will calculate the amount of interest payable on each fixed rate interest payment date and floating rate interest payment date (each, an “interest payment date”) for the applicable fixed rate interest period and floating rate interest period (each, an “interest period”) in the following manner. For each $1,000 face amount of the Callable Notes and for each interest period, the calculation agent will calculate the amount of interest to be paid by calculating the product of (i) the $1,000 face amount times (ii) the applicable fixed interest rate or floating interest rate times (iii) the applicable day count convention on a 30/360 (ISDA) basis.
Interest will be paid on the Callable Notes on each quarterly interest payment date. If an interest payment date (other than the interest payment date that falls on the stated maturity date) falls on a day that is not a business day, the payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. If the stated maturity date falls on a day that is not a business day, payment of interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the stated maturity date.
CMS Rate
References to the 30-year CMS rate or the 5-year CMS rate on an interest determination date mean the rate appearing on the Refinitiv page ICESWAP1 for 30-year or 5-year index maturity, as the case may be, as of approximately 11:00 A.M., New York City time, on such interest determination date. If a CMS rate cannot be determined in this manner on the relevant interest determination date, the following procedures will apply to the Callable Notes.
If the calculation agent determines on an interest determination date that a CMS rate has been discontinued, then the calculation agent will use a substitute or successor rate that it has determined in its sole discretion is most comparable to the applicable CMS rate, provided that if the calculation agent determines there is an industry-accepted successor rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the applicable business days and the interest determination dates to be used, and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the applicable CMS rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.
Unless the calculation agent uses a substitute or successor rate as so provided, if the CMS rate cannot be determined in the manner described above, the applicable CMS rate for that interest determination date will be determined by the calculation agent, after consulting such sources as it deems comparable to the foregoing display page, or any other source it deems reasonable, in its sole discretion.
The applicable CMS rate will be subject to the corrections, if any, published on the Refinitiv page ICESWAP1 within one hour of the time that rate was first displayed on such source.
The term “Refinitiv page ICESWAP1” means the display on the Refinitiv Eikon service, or any successor or replacement service, on the page ICESWAP1, or any successor or replacement page on that service.

Manner of Payment
Any payment on the Callable Notes at maturity or upon redemption will be made to an account designated by the holder of such Callable Notes and approved by GSFC, or at the office of the trustee in New York City, but only when such Callable Notes are surrendered to the trustee at that office. GSFC may pay interest on any interest payment date by check mailed to the person who is the holder on the regular record date. GSCF also may make any payment in accordance with the applicable procedures of the depositary.
Modified Business Day
Any payment on the Callable Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For the Callable Notes, however, the term business day may have a different meaning than it does for other Series F medium-term notes, as described under “— Special Calculation Provisions” below.
Role of Calculation Agent
The calculation agent in its sole discretion will make all determinations regarding the CMS spread, the 30-year CMS rate, the 5-year CMS rate, the interest determination dates, the regular record dates, the interest payable on each interest payment date, U.S. Government securities business days, business days, postponement of the stated maturity date and the amount payable on the Callable Notes at maturity or redemption, as applicable. Absent manifest error, all determinations of the calculation agent will be final and binding on holders of the Callable Notes and GSFC, without any liability on the part of the calculation agent.
Goldman Sachs & Co. LLC (“GS&Co.”), an affiliate of GSFC, is currently serving as the calculation agent as of the date of this description. GSFC may change the calculation agent for the Callable Notes at any time after the date of this prospectus supplement without notice and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to GSFC.
Early Redemption Right
GSFC may redeem the Callable Notes, at GSFC’s option, in whole but not in part, on the interest payment date falling on March 11, 2022 and on each interest payment date occurring thereafter, for an amount equal to 100% of the face amount plus any accrued and unpaid interest to, but excluding, the redemption date.
If GSFC chooses to exercise its early redemption right, it will notify the holder of the Callable Notes and the trustee by giving at least five business days’ prior notice. The day GSFC gives the notice, which will be a business day, will be the redemption notice date and the immediately following interest payment date, which GSFC will state in the redemption notice, will be the redemption date. GSFC will not give a redemption notice that results in a redemption date later than the stated maturity date.
If GSFC gives the holder a redemption notice, GSFC will redeem the entire outstanding face amount of such holder’s Callable Notes. On the redemption date, GSFC will pay to the holder of record on the business day immediately preceding the redemption date, the redemption price in cash, together with any accrued and unpaid interest to, but excluding, the redemption date, in the manner described under “— Manner of Payment” above.
Special Calculation Provisions
The term “business day” with respect to the Callable Notes means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.
References to a U.S. Government securities business day with respect to the Callable Notes mean any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities.
Defeasance and Covenant Defeasance
The provisions for full defeasance and covenant defeasance in the GSFC 2008 Indenture do not apply to the Callable Notes.

Default, Remedies and Waiver of Default
A holder will have special rights if an event of default with respect to his or her series of debt securities occurs and is continuing, as described in this subsection.
Events of Default
References to an event of default with respect to any series of debt securities mean any of the following:
•GSFC or the Company does not pay the principal or any premium on any debt security of that series within 30 days after the due date;
•GSFC or the Company does not pay interest on any debt security of that series within 30 days after the due date; or
•GSFC files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to GSFC occur. Those events must arise under U.S. federal or state law, unless GSFC merges, consolidates or sells its assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized.
As described below under “Remedies If an Event of Default Occurs,” under the GSFC 2008 Indenture, events of bankruptcy, insolvency or reorganization relating to the Company will not cause any of GSFC’s debt securities issued under such indenture to be automatically accelerated. In the event that the Company becomes subject to certain events of bankruptcy, insolvency or reorganization (but GSFC does not), any series of debt securities issued under the GSFC 2008 Indenture will not be immediately due and repayable. In addition, under the GSFC 2008 Indenture, a breach of a covenant or warranty by the Company (including, for example, a breach of the Company’s covenants and warranties with respect to mergers and similar transactions or restrictions on liens) will not have the potential to cause any of GSFC’s debt securities issued under the GSFC 2008 Indenture to be declared due and payable immediately. Instead, under the GSFC 2008 Indenture, the trustee or holder will need to wait until the earlier of the time that (i) GSFC itself becomes subject to certain events of bankruptcy, insolvency or reorganization or otherwise defaults on the terms of the debt securities, (ii) the Company otherwise defaults on the terms of the debt securities and (iii) the final maturity of the debt securities. The return the holder receives on any series of debt securities issued under the GSFC 2008 Indenture may be significantly less than what a holder would have otherwise received had the debt securities been automatically accelerated upon certain events of bankruptcy, insolvency or reorganization relating to the Company or declared due and payable immediately following the breach of a covenant or warranty by the Company.
Covenant Breaches
References to a covenant breach with respect to any series of debt securities mean any of the following:
•GSFC or the Company does not deposit a required sinking fund payment with regard to any debt security of that series on the due date;
•GSFC remains in breach of any other covenant it makes in the GSFC 2008 Indenture for the benefit of the relevant series for 60 days after GSFC and the Company receive a notice of default stating that GSFC is in breach and requiring GSFC to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities then outstanding;
•Except as provided by the GSFC 2008 Indenture, the debt security of that series and the related guarantee, the guarantee ceases to be effective, or a court finds the guarantee to be unenforceable or invalid, or the Company denies its obligations as the guarantor.
A covenant breach shall not be an event of default with respect to any security.
Remedies If an Event of Default or Covenant Breach Occurs
If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to GSFC, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. If the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.
If an event of default or a covenant breach occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the GSFC 2008 Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the GSFC 2008 Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (i.e., an indemnity). If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the GSFC 2008 Indenture with respect to the debt securities of that series.
Before a holder bypasses the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:
•The holder must give the trustee written notice that an event of default or a covenant breach has occurred, and the event of default or covenant breach must not have been cured or waived;
•The holders of not less than 25% in principal amount of all debt securities of a holder’s series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•The trustee must not have taken action for 60 days after the above steps have been taken; and
•During those 60 days, the holders of a majority in principal amount of the debt securities of a holder’s series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of a holder’s series.
A holder is entitled at any time, however, to bring a lawsuit for the payment of money due on his or her debt security on or after its stated maturity (or, if the debt security is redeemable, on or after its redemption date).
Waiver of Default
The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a holder’s debt security, however, without the approval of the particular holder of that debt security.
GSFC and the Company Will Give the Trustee Information About Defaults Annually
GSFC and the Company will furnish to the trustee every year a written statement, respectively, of two of their officers certifying that to their knowledge GSFC or the Company, as the case may be, is in compliance with the GSFC 2008 Indenture and the debt securities issued under it, or else specifying any default under the relevant debt indenture. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or covenant breach.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Callable Notes is accelerated, GSFC will pay the default amount in respect of the principal of the Callable Notes at the maturity, instead of the amount payable on the Callable Notes as described earlier.

For the purpose of determining whether the holders of GSFC’s Medium-Term Notes Series F, which include the Callable Notes, are entitled to take any action under the GSFC 2008 Indenture, GSFC will treat the outstanding face amount of each Callable Note as the outstanding principal amount of that note. Although the terms of the Callable Notes differ from those of the other Medium-Term Notes Series F, holders of specified percentages in principal amount of all Medium-Term Notes Series F, together in some cases with other series of GSFC’s debt securities, will be able to take action affecting all the Medium-Term Notes Series F, including the Callable Notes, except with respect to certain Medium-Term Notes Series F, if the terms of such notes specify that the holders of specified percentages in the principal amount of all such notes must also consent to such action. This action may involve changing some of the terms that apply to the Medium-Term Notes Series F, accelerating the maturity of the Medium-Term Notes Series F, after a default or waiving some of GSFC’s obligations under the GSFC 2008 Indenture. In addition, certain changes to the GSFC 2008 Indenture and the Callable Notes that only affect certain debt securities may be made with the approval of holders of a majority of the principal amount of such affected debt securities.
Guarantee by the Company
The Company has fully and unconditionally guaranteed the payment of principal of, and any interest and premium on, the Medium-Term Notes, Series F, which include the Callable Notes, when due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the security and the GSFC 2008 Indenture. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on, the debt securities has been paid in full or discharged in accordance with the provisions of the GSFC 2008 Indenture, or otherwise fully defeased by the Company.
The guarantee by the Company of its debt securities issued under the GSFC 2008 Indenture will rank equally in right of payment with all senior indebtedness of the Company.
Mergers and Similar Transactions
GSFC and the Company are generally permitted to merge or consolidate with another corporation or other entity. GSFC and the Company also permitted to sell their assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, GSFC or the Company may not take any of these actions unless all the following conditions are met:
•If the successor entity in the transaction is not GSFC or the Company, as the case may be, the successor entity must be organized as a corporation, partnership or trust and must expressly assume the obligations of GSFC or the Company under the debt securities of that series and the GSFC 2008 Indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.
•Immediately after the transaction, no default under the debt securities of that series or the related guarantees has occurred and is continuing. For this purpose, “default under the debt securities of that series or the related guarantees” means an event of default or a covenant breach with respect to that series or the related guarantees or any event that would be an event of default with respect to that series or the related guarantees if the requirements for giving GSFC or the Company default notice and for GSFC’s or the Company’s default having to continue for a specific period of time were disregarded.
If the conditions described above are satisfied with respect to debt securities of any series, neither GSFC nor the Company will need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell assets of GSFC or the Company. Also, these conditions will apply only if GSFC or the Company wishes to merge or consolidate with another entity or sell assets of GSFC or the Company substantially as an entirety to another entity. Neither GSFC nor the Company will need to satisfy these conditions if GSFC or the Company enters into other types of transactions, including any transaction in which GSFC or the Company acquire the stock or assets of another entity, any transaction that involves a change of control of GSFC or the Company but in which GSFC or the Company does not merge or consolidate and any transaction in which GSFC or the Company sells less than substantially all assets of GSFC or the Company. While GSFC is currently a wholly owned subsidiary of the Company, there is no requirement that it remain a subsidiary.
Also, if GSFC or the Company merges, consolidates or sells assets of GSFC or the Company substantially as an entirety and the successor is a non-U.S. entity, neither GSFC nor any successor would have any obligation to compensate a holder for any resulting adverse tax consequences relating to his or her debt securities.
Notwithstanding the foregoing and for the avoidance of doubt, GSFC may sell or transfer its assets substantially as an entirety, in one or more transactions, to one or more entities, provided that GSFC’s assets and the assets of its direct or indirect subsidiaries in which it owns a majority of the combined voting power, taken together, are not sold or transferred substantially as an entirety to one or more entities that are not majority-owned subsidiaries of the Company, and the Company. may sell or transfer its assets substantially as an entirety in one or more transactions, to one or more entities, provided that the assets of the Company and its direct or indirect subsidiaries in which it owns a majority of the combined voting power, taken together, are not sold or transferred substantially as an entirety to one or more entities that are not such subsidiaries.
Restriction on Liens
In the GSFC 2008 Indenture, the Company promises, with respect to each series of senior debt securities, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that the Company or any of its subsidiaries own in Goldman Sachs & Co. LLC, or in any subsidiary of the Company that beneficially owns or holds, directly or indirectly, those interests in Goldman Sachs & Co. LLC, unless the Company also secures the senior debt securities of that series on an equal or priority basis with the other secured debt. The promise of the Company, however, is subject to an important exception: it may secure debt for borrowed money with liens on those interests without securing the senior debt securities of any series if its board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests, as of the date of the determination.
Except as noted above, the GSFC 2008 Indenture does not restrict the Company’s ability to put liens on its interests in its subsidiaries other than Goldman Sachs & Co. LLC, nor does the indenture restrict the Company’s ability to sell or otherwise dispose of its interests in any of its subsidiaries, including Goldman Sachs & Co. LLC. In addition, the restriction on liens in the GSFC 2008 Indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens the Company creates to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.
Modification of the Debt Indenture and Waiver of Covenants
There are four types of changes GSFC and the Company can make to the GSFC 2008 Indenture and the debt securities or series of debt securities and related guarantees issued under the GSFC 2008 Indenture.
Changes Requiring Each Holder’s Approval
First, there are changes that cannot be made without the approval of the holder of each debt security affected by the change under the GSFC 2008 Indenture. Here is a list of those types of changes:
•change the stated maturity for any principal or interest payment on a debt security;
•reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a debt security;
•permit redemption of a debt security if not previously permitted;
•impair any right a holder may have to require repayment of its debt security;
•change the currency of any payment on a debt security;
•change the place of payment on a debt security;
•impair a holder’s right to sue for payment of any amount due on its debt security;
•reduce the percentage in principal amount of the debt securities of any one or more affected series, taken
•separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the applicable debt indenture or those debt securities;
•reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the consent of whose holders is needed to waive GSFC’s compliance with the applicable debt indenture or to waive defaults; and
•change the provisions of the applicable debt indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.
Changes Not Requiring Approval
The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Neither GSFC nor the Company needs any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

GSFC and the Company may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, neither GSFC nor the Company needs to obtain the approval of the holder of the unaffected debt security; GSFC and the Company need only obtain any required approvals from the holders of the affected debt securities.
Changes Requiring Majority Approval
Any other change to the GSFC 2008 Indenture and the debt securities issued under such debt indenture would require the following approval:
•If the change affects only particular debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular debt securities.
•If the change affects multiple debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all debt securities affected by the change, with all such affected debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected debt securities that by their terms are entitled to vote separately).
In each case, the required approval must be given by written consent.
This would mean that modification of terms with respect to certain debt securities of a series could be effectuated under the GSFC 2008 Indenture without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.
The same majority approval would be required for GSFC to obtain a waiver of any of its covenants in the GSFC 2008 Indenture. GSFC’s covenants include the promises GSFC and the Company make about merging and, with respect to the Company, putting liens on GSFC’s interests in Goldman Sachs & Co. LLC. If the holders approve a waiver of a covenant, neither GSFC nor the Company will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the GSFC 2008 Indenture as it affects that debt security, that neither GSFC nor the Company can change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.
Special Rules for Action by Holders
When holders take any action under the GSFC 2008 Indenture, such as giving a notice of default, notice of covenant breach, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, GSFC will apply the following rules.
Only Outstanding Debt Securities Are Eligible
Only holders of outstanding debt securities or the outstanding debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such debt securities or the debt securities of that series. Also, GSFC will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding” if:
•it has been surrendered for cancellation;
•GSFC has deposited or set aside, in trust for its holder, money for its payment or redemption;
•GSFC has fully defeased it; or
•GSFC or one of its affiliates, such as Goldman Sachs & Co. LLC, is the owner.
Determining Record Dates for Action by Holders
GSFC and the Company will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under a particular debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If GSFC, the Company or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that GSFC specifies for this purpose, or that the trustee specifies if it sets the record date. GSFC, the Company or the trustee, as applicable, may shorten or lengthen this period from time to time.
This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form of Callable Notes
The Callable Notes are issued in book-entry form through The Depository Trust Company and represented by a global note. GSFC will not issue definitive notes in exchange for the global note except in limited circumstances.

DESCRIPTION OF MEDIUM-TERM NOTES, SERIES F, CALLABLE FIXED AND FLOATING RATE NOTES DUE MAY 2031 OF GS FINANCE CORP. (FULLY AND UNCONDITIONALLY GUARANTEED BY THE GOLDMAN SACHS GROUP, INC.)
The following is a brief description of the terms of the Callable Fixed and Floating Rate Notes, an issuance of Medium-Term Notes, Series F of GS Finance Corp. (“GSFC”) (the “Callable Notes”), which are fully and unconditionally guaranteed by the Company. It does not purport to be complete. This description is subject to and qualified in its entirety by reference to the Senior Debt Indenture, dated as of October 10, 2008, among GSFC, as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, the Fourth Supplemental Indenture, dated as of August 21, 2018 and the Seventh Supplemental Indenture, dated as of July 1, 2020 (collectively, the “GSFC 2008 Indenture”), which are exhibits to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.
The GSFC 2008 indenture permits GSFC to issue, from time to time, different series of debt securities and, within each different series of debt securities, different debt securities. The Medium-Term Notes, Series F are a single, distinct series of debt securities. GSFC may, however, issue notes in such amounts, at such times and on such terms as GSFC wishes. The notes of the Medium-Term Notes, Series F may differ from one another, and from other series, in their terms.
In this description, references to a series of debt securities mean a series issued under the GSFC 2008 Indenture, such as the notes issued under GSFC’s Medium-Term Notes, Series F program.
Terms of the Callable Notes
The Callable Notes were originally issued on May 28, 2021 and have a stated maturity date of May 28, 2031 (the “stated maturity date”). As noted above, the Callable Notes are part of a series of debt securities, entitled “Medium-Term Notes, Series F,” that GSFC may issue under the GSFC 2008 Indenture from time to time. The Callable Notes are listed on the New York Stock Exchange Bonds Market under the ticker symbol “GS/31X.”
The payment of principal of, and any interest and premium on, the Callable Notes is fully and unconditionally guaranteed by the Company. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on, the Callable Notes has been paid in full or discharged in accordance with the provisions of the GSFC 2008 Indenture, or otherwise fully defeased by GSFC or by the Company. The guarantee of senior debt securities of GSFC, such as the Callable Notes, will rank equally in right of payment to all senior indebtedness of the Company.
Payment of Principal on Stated Maturity Date
GSFC will pay holders of Callable Notes that have not been redeemed by the stated maturity date an amount in cash equal to the outstanding face amount of such holders’ Callable Notes. The stated maturity date of the Callable Notes is May 28, 2031, subject to GSFC’s early redemption right. If the stated maturity date falls on a day that is not a business day, payment of principal otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the stated maturity date.
Interest Payments
For each fixed rate interest period, the fixed interest rate on the Callable Notes will equal 4.25% per annum. For each floating rate interest period, the floating interest rate on the Callable Notes will be based upon the CMS spread on the relevant interest determination date for such floating rate interest period and will be a rate per annum equal to:

•	if (i) the CMS spread times (ii) 3.25 is greater than or equal to the maximum interest rate, the maximum interest rate;

•	if (i) the CMS spread times (ii) 3.25 is less than the maximum interest rate but greater than the minimum interest rate, (i) the CMS spread times (ii) 3.25; or

•	if (i) the CMS spread times (ii) 3.25 is equal to or less than the minimum interest rate, the minimum interest rate.

The maximum interest rate on the Callable Notes is 8% per annum. Based on the formula used to calculate the floating interest rate on the Callable Notes, holders will not benefit from any increases in the CMS spread above approximately 2.46%. The minimum interest rate on the Callable Notes is 1% per annum.
The term “fixed rate interest periods” means the periods from and including a fixed rate interest payment date (or the original issue date, in the case of the first fixed rate interest period) to but excluding the next succeeding fixed rate interest payment date, where the term “fixed rate interest payment dates” means February 28, May 28, August 28 and November 28 of each year, commencing on August 28, 2021 and ending on May 28, 2023, subject to adjustments as described below.
The term “floating rate interest periods” means the periods from and including a floating rate interest payment date (or the final fixed rate interest payment date, in the case of the first floating rate interest period) to but excluding the next succeeding floating rate interest payment date (or the stated maturity date, in the case of the final floating rate interest period), where the term “floating rate interest payment dates” February 28, May 28, August 28, and November 28 of each year, beginning on May 28, 2023 and ending on the stated maturity date, subject to adjustments as described below.
The term “interest determination dates” means, for each floating rate interest period, the second U.S. Government securities business day preceding such floating rate interest period.
The term “CMS spread” means, on any interest determination date, the 30-year CMS rate minus the 5-year CMS rate, as described under “— CMS Rate” below.
The calculation agent will calculate the amount of interest payable on each fixed rate interest payment date and floating rate interest payment date (each, an “interest payment date”) for the applicable fixed rate interest period and floating rate interest period (each, an “interest period”) in the following manner. For each $1,000 face amount of the Callable Notes and for each interest period, the calculation agent will calculate the amount of interest to be paid by calculating the product of (i) the $1,000 face amount times (ii) the applicable fixed interest rate or floating interest rate times (iii) the applicable day count convention on a 30/360 (ISDA) basis.
Interest will be paid on the Callable Notes on each quarterly interest payment date. If an interest payment date (other than the interest payment date that falls on the stated maturity date) falls on a day that is not a business day, the payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. If the stated maturity date falls on a day that is not a business day, payment of interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the stated maturity date.
CMS Rate
References to the 30-year CMS rate or the 5-year CMS rate on an interest determination date mean the rate appearing on the Refinitiv page ICESWAP1 for 30-year or 5-year index maturity, as the case may be, as of approximately 11:00 A.M., New York City time, on such interest determination date. If a CMS rate cannot be determined in this manner on the relevant interest determination date, the following procedures will apply to the Callable Notes.
If the calculation agent determines on an interest determination date that a CMS rate has been discontinued, then the calculation agent will use a substitute or successor rate that it has determined in its sole discretion is most comparable to the applicable CMS rate, provided that if the calculation agent determines there is an industry-accepted successor rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the applicable business days and the interest determination dates to be used, and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the applicable CMS rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.
Unless the calculation agent uses a substitute or successor rate as so provided, if the CMS rate cannot be determined in the manner described above, the applicable CMS rate for that interest determination date will be determined by the calculation agent, after consulting such sources as it deems comparable to the foregoing display page, or any other source it deems reasonable, in its sole discretion.

The applicable CMS rate will be subject to the corrections, if any, published on the Refinitiv page ICESWAP1 within one hour of the time that rate was first displayed on such source.
The term “Refinitiv page ICESWAP1” means the display on the Refinitiv Eikon service, or any successor or replacement service, on the page ICESWAP1, or any successor or replacement page on that service.
Manner of Payment
Any payment on the Callable Notes at maturity or upon redemption will be made to an account designated by the holder of such Callable Notes and approved by GSFC, or at the office of the trustee in New York City, but only when such Callable Notes are surrendered to the trustee at that office. GSFC may pay interest on any interest payment date by check mailed to the person who is the holder on the regular record date. GSCF also may make any payment in accordance with the applicable procedures of the depositary.
Modified Business Day
Any payment on the Callable Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For the Callable Notes, however, the term business day may have a different meaning than it does for other Series F medium-term notes, as described under “— Special Calculation Provisions” below.
Role of Calculation Agent
The calculation agent in its sole discretion will make all determinations regarding the CMS spread, the 30-year CMS rate, the 5-year CMS rate, the interest determination dates, the regular record dates, the interest payable on each interest payment date, U.S. Government securities business days, business days, postponement of the stated maturity date and the amount payable on the Callable Notes at maturity or redemption, as applicable. Absent manifest error, all determinations of the calculation agent will be final and binding on holders of the Callable Notes and GSFC, without any liability on the part of the calculation agent.
Goldman Sachs & Co. LLC (“GS&Co.”), an affiliate of GSFC, is currently serving as the calculation agent as of the date of this description. GSFC may change the calculation agent for the Callable Notes at any time after the date of this prospectus supplement without notice and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to GSFC.
Early Redemption Right
GSFC may redeem the Callable Notes, at GSFC’s option, in whole but not in part, on the interest payment date falling on May 28, 2022 and on each interest payment date occurring thereafter, for an amount equal to 100% of the face amount plus any accrued and unpaid interest to, but excluding, the redemption date.
If GSFC chooses to exercise its early redemption right, it will notify the holder of the Callable Notes and the trustee by giving at least five business days’ prior notice. The day GSFC gives the notice, which will be a business day, will be the redemption notice date and the immediately following interest payment date, which GSFC will state in the redemption notice, will be the redemption date. GSFC will not give a redemption notice that results in a redemption date later than the stated maturity date.
If GSFC gives the holder a redemption notice, GSFC will redeem the entire outstanding face amount of such holder’s Callable Notes. On the redemption date, GSFC will pay to the holder of record on the business day immediately preceding the redemption date, the redemption price in cash, together with any accrued and unpaid interest to, but excluding, the redemption date, in the manner described under “— Manner of Payment” above.
Special Calculation Provisions
The term “business day” with respect to the Callable Notes means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.
References to a U.S. Government securities business day with respect to the Callable Notes mean any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities.

Defeasance and Covenant Defeasance
The provisions for full defeasance and covenant defeasance in the GSFC 2008 Indenture do not apply to the Callable Notes.
Default, Remedies and Waiver of Default
A holder will have special rights if an event of default with respect to his or her series of debt securities occurs and is continuing, as described in this subsection.
Events of Default
References to an event of default with respect to any series of debt securities mean any of the following:

•	GSFC or the Company does not pay the principal or any premium on any debt security of that series within 30 days after the due date;

•	GSFC or the Company does not pay interest on any debt security of that series within 30 days after the due date; or

•	GSFC files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to GSFC occur. Those events must arise under U.S. federal or state law, unless GSFC merges, consolidates or sells its assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized.
As described below under “Remedies If an Event of Default Occurs,” under the GSFC 2008 Indenture, events of bankruptcy, insolvency or reorganization relating to the Company will not cause any of GSFC’s debt securities issued under such indenture to be automatically accelerated. In the event that the Company becomes subject to certain events of bankruptcy, insolvency or reorganization (but GSFC does not), any series of debt securities issued under the GSFC 2008 Indenture will not be immediately due and repayable. In addition, under the GSFC 2008 Indenture, a breach of a covenant or warranty by the Company (including, for example, a breach of the Company’s covenants and warranties with respect to mergers and similar transactions or restrictions on liens) will not have the potential to cause any of GSFC’s debt securities issued under the GSFC 2008 Indenture to be declared due and payable immediately. Instead, under the GSFC 2008 Indenture, the trustee or holder will need to wait until the earlier of the time that (i) GSFC itself becomes subject to certain events of bankruptcy, insolvency or reorganization or otherwise defaults on the terms of the debt securities, (ii) the Company otherwise defaults on the terms of the debt securities and (iii) the final maturity of the debt securities. The return the holder receives on any series of debt securities issued under the GSFC 2008 Indenture may be significantly less than what a holder would have otherwise received had the debt securities been automatically accelerated upon certain events of bankruptcy, insolvency or reorganization relating to the Company or declared due and payable immediately following the breach of a covenant or warranty by the Company.
Covenant Breaches
References to a covenant breach with respect to any series of debt securities mean any of the following:
•GSFC or the Company does not deposit a required sinking fund payment with regard to any debt security of that series on the due date;
•GSFC remains in breach of any other covenant it makes in the GSFC 2008 Indenture for the benefit of the relevant series for 60 days after GSFC and the Company receive a notice of default stating that GSFC is in breach and requiring GSFC to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities then outstanding;
•Except as provided by the GSFC 2008 Indenture, the debt security of that series and the related guarantee, the guarantee ceases to be effective, or a court finds the guarantee to be unenforceable or invalid, or the Company denies its obligations as the guarantor.
A covenant breach shall not be an event of default with respect to any security.
Remedies If an Event of Default or Covenant Breach Occurs

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to GSFC, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. If the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.
If an event of default or a covenant breach occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the GSFC 2008 Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the GSFC 2008 Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (i.e., an indemnity). If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the GSFC 2008 Indenture with respect to the debt securities of that series.
Before a holder bypasses the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	The holder must give the trustee written notice that an event of default or a covenant breach has occurred, and the event of default or covenant breach must not have been cured or waived;

•	The holders of not less than 25% in principal amount of all debt securities of a holder’s series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•	During those 60 days, the holders of a majority in principal amount of the debt securities of a holder’s series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of a holder’s series.
A holder is entitled at any time, however, to bring a lawsuit for the payment of money due on his or her debt security on or after its stated maturity (or, if the debt security is redeemable, on or after its redemption date).
Waiver of Default
The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a holder’s debt security, however, without the approval of the particular holder of that debt security.

GSFC and the Company Will Give the Trustee Information About Defaults Annually
GSFC and the Company will furnish to the trustee every year a written statement, respectively, of two of their officers certifying that to their knowledge GSFC or the Company, as the case may be, is in compliance with the GSFC 2008 Indenture and the debt securities issued under it, or else specifying any default under the relevant debt indenture. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or covenant breach.

Default Amount on Acceleration
If an event of default occurs and the maturity of the Callable Notes is accelerated, GSFC will pay the default amount in respect of the principal of the Callable Notes at the maturity, instead of the amount payable on the Callable Notes as described earlier.
For the purpose of determining whether the holders of GSFC’s Medium-Term Notes Series F, which include the Callable Notes, are entitled to take any action under the GSFC 2008 Indenture, GSFC will treat the outstanding face amount of each Callable Note as the outstanding principal amount of that note. Although the terms of the Callable Notes differ from those of the other Medium-Term Notes Series F, holders of specified percentages in principal amount of all Medium-Term Notes Series F, together in some cases with other series of GSFC’s debt securities, will be able to take action affecting all the Medium-Term Notes Series F, including the Callable Notes, except with respect to certain Medium-Term Notes Series F, if the terms of such notes specify that the holders of specified percentages in the principal amount of all such notes must also consent to such action. This action may involve changing some of the terms that apply to the Medium-Term Notes Series F, accelerating the maturity of the Medium-Term Notes Series F, after a default or waiving some of GSFC’s obligations under the GSFC 2008 Indenture. In addition, certain changes to the GSFC 2008 Indenture and the Callable Notes that only affect certain debt securities may be made with the approval of holders of a majority of the principal amount of such affected debt securities.
Guarantee by the Company
The Company has fully and unconditionally guaranteed the payment of principal of, and any interest and premium on, the Medium-Term Notes, Series F, which include the Callable Notes, when due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the security and the GSFC 2008 Indenture. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on, the debt securities has been paid in full or discharged in accordance with the provisions of the GSFC 2008 Indenture, or otherwise fully defeased by the Company.
The guarantee by the Company of its debt securities issued under the GSFC 2008 Indenture will rank equally in right of payment with all senior indebtedness of the Company.
Mergers and Similar Transactions
GSFC and the Company are generally permitted to merge or consolidate with another corporation or other entity. GSFC and the Company also permitted to sell their assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, GSFC or the Company may not take any of these actions unless all the following conditions are met:

•	If the successor entity in the transaction is not GSFC or the Company, as the case may be, the successor entity must be organized as a corporation, partnership or trust and must expressly assume the obligations of GSFC or the Company under the debt securities of that series and the GSFC 2008 Indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no default under the debt securities of that series or the related guarantees has occurred and is continuing. For this purpose, “default under the debt securities of that series or the related guarantees” means an event of default or a covenant breach with respect to that series or the related guarantees or any event that would be an event of default with respect to that series or the related guarantees if the requirements for giving GSFC or the Company default notice and for GSFC’s or the Company’s default having to continue for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to debt securities of any series, neither GSFC nor the Company will need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell assets of GSFC or the Company. Also, these conditions will apply only if GSFC or the Company wishes to merge or consolidate with another entity or sell assets of GSFC or the Company substantially as an entirety to another entity. Neither GSFC nor the Company will need to satisfy these conditions if GSFC or the Company enters into other types of transactions, including any transaction in which GSFC or the Company acquire the stock or assets of another entity, any transaction that involves a change of control of GSFC or the Company but in which GSFC or the Company does not merge or consolidate and any transaction in which GSFC or the Company sells less than substantially all assets of GSFC or the Company. While GSFC is currently a wholly owned subsidiary of the Company, there is no requirement that it remain a subsidiary.

Also, if GSFC or the Company merges, consolidates or sells assets of GSFC or the Company substantially as an entirety and the successor is a non-U.S. entity, neither GSFC nor any successor would have any obligation to compensate a holder for any resulting adverse tax consequences relating to his or her debt securities.
Notwithstanding the foregoing and for the avoidance of doubt, GSFC may sell or transfer its assets substantially as an entirety, in one or more transactions, to one or more entities, provided that GSFC’s assets and the assets of its direct or indirect subsidiaries in which it owns a majority of the combined voting power, taken together, are not sold or transferred substantially as an entirety to one or more entities that are not majority-owned subsidiaries of the Company, and the Company. may sell or transfer its assets substantially as an entirety in one or more transactions, to one or more entities, provided that the assets of the Company and its direct or indirect subsidiaries in which it owns a majority of the combined voting power, taken together, are not sold or transferred substantially as an entirety to one or more entities that are not such subsidiaries.
Restriction on Liens
In the GSFC 2008 Indenture, the Company promises, with respect to each series of senior debt securities, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that the Company or any of its subsidiaries own in Goldman Sachs & Co. LLC, or in any subsidiary of the Company that beneficially owns or holds, directly or indirectly, those interests in Goldman Sachs & Co. LLC, unless the Company also secures the senior debt securities of that series on an equal or priority basis with the other secured debt. The promise of the Company, however, is subject to an important exception: it may secure debt for borrowed money with liens on those interests without securing the senior debt securities of any series if its board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests, as of the date of the determination.
Except as noted above, the GSFC 2008 Indenture does not restrict the Company’s ability to put liens on its interests in its subsidiaries other than Goldman Sachs & Co. LLC, nor does the indenture restrict the Company’s ability to sell or otherwise dispose of its interests in any of its subsidiaries, including Goldman Sachs & Co. LLC. In addition, the restriction on liens in the GSFC 2008 Indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens the Company creates to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.
Modification of the Debt Indenture and Waiver of Covenants
There are four types of changes GSFC and the Company can make to the GSFC 2008 Indenture and the debt securities or series of debt securities and related guarantees issued under the GSFC 2008 Indenture.
Changes Requiring Each Holder’s Approval
First, there are changes that cannot be made without the approval of the holder of each debt security affected by the change under the GSFC 2008 Indenture. Here is a list of those types of changes:
•change the stated maturity for any principal or interest payment on a debt security;
•reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a debt security;
•permit redemption of a debt security if not previously permitted;
•impair any right a holder may have to require repayment of its debt security;
•change the currency of any payment on a debt security;
•change the place of payment on a debt security;
•impair a holder’s right to sue for payment of any amount due on its debt security;
•reduce the percentage in principal amount of the debt securities of any one or more affected series, taken
•separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the applicable debt indenture or those debt securities;
•reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the consent of whose holders is needed to waive GSFC’s compliance with the applicable debt indenture or to waive defaults; and
•change the provisions of the applicable debt indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.
Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Neither GSFC nor the Company needs any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.
GSFC and the Company may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, neither GSFC nor the Company needs to obtain the approval of the holder of the unaffected debt security; GSFC and the Company need only obtain any required approvals from the holders of the affected debt securities.
Changes Requiring Majority Approval
Any other change to the GSFC 2008 Indenture and the debt securities issued under such debt indenture would require the following approval:

•	If the change affects only particular debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular debt securities.

•	If the change affects multiple debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all debt securities affected by the change, with all such affected debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected debt securities that by their terms are entitled to vote separately).
In each case, the required approval must be given by written consent.
This would mean that modification of terms with respect to certain debt securities of a series could be effectuated under the GSFC 2008 Indenture without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for GSFC to obtain a waiver of any of its covenants in the GSFC 2008 Indenture. GSFC’s covenants include the promises GSFC and the Company make about merging and, with respect to the Company, putting liens on GSFC’s interests in Goldman Sachs & Co. LLC. If the holders approve a waiver of a covenant, neither GSFC nor the Company will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the GSFC 2008 Indenture as it affects that debt security, that neither GSFC nor the Company can change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.
Special Rules for Action by Holders
When holders take any action under the GSFC 2008 Indenture, such as giving a notice of default, notice of covenant breach, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, GSFC will apply the following rules.
Only Outstanding Debt Securities Are Eligible
Only holders of outstanding debt securities or the outstanding debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such debt securities or the debt securities of that series. Also, GSFC will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding” if:

•	it has been surrendered for cancellation;

•	GSFC has deposited or set aside, in trust for its holder, money for its payment or redemption;

•	GSFC has fully defeased it; or

•	GSFC or one of its affiliates, such as Goldman Sachs & Co. LLC, is the owner.

Determining Record Dates for Action by Holders
GSFC and the Company will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under a particular debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If GSFC, the Company or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that GSFC specifies for this purpose, or that the trustee specifies if it sets the record date. GSFC, the Company or the trustee, as applicable, may shorten or lengthen this period from time to time.
This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form of Callable Notes
The Callable Notes are issued in book-entry form through The Depository Trust Company and represented by a global note. GSFC will not issue definitive notes in exchange for the global note except in limited circumstances.